UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RZ WELLNESS LIMITED

(Exact name of registrant as specified in its charter)

Date: August 26, 2026

Nevada	5122	37-2222656
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

D109, Level 1, Block D. Kelana Square, Jalan SS7/26,

47301 Petaling Jaya, Selangor, Malaysia

Issuer's telephone number: +60 16-8362939

Company email: rzwellnessltd1231@gmail.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_| Accelerated filer |_| Non-accelerated filer |X|   Smaller reporting company |X| Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

RZ WELLNESS LIMITED

5,500,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of RZ Wellness Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB® Venture Market, also known as the “OTCQB,” operated by OTC Markets Group, Inc. (“OTC Markets”).

If we are unable to satisfy the requirements for quotation on the OTCQB, we may seek quotation on another tier of the OTC Markets, including the OTC Pink® Market or any other available quotation tier. There is no assurance that our common stock will be quoted on any tier of the OTC Markets.

In order to be quoted on any tier of the OTC Markets, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted as you may be unable to sell your shares.

In this public offering we are offering 5,500,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our sole officer and director, Ms. Nicole Chia Tzu Hsuan. We may not be able to sell any of the 5,500,000 shares being offered. Ms. Nicole Chia Tzu Hsuan will not receive any commissions or other compensation for selling the shares on our behalf and will rely on the safe harbor provided by Rule 3a4-1 under the Securities Exchange Act of 1934.   All of the shares being registered for sale by the Company will be sold at a fixed price of $0.03 per share for the duration of the Offering. Assuming all of the 5,500,000 shares (100%) being offered by the Company are sold, the Company will receive $165,000 in gross proceeds. Assuming 4,125,000 shares (75%) being offered by the Company are sold, the Company will receive $123,750 in gross proceeds. Assuming 2,750,000 shares (50%) being offered by the Company are sold, the Company will receive $82,500 in gross proceeds. Assuming 1,375,000 shares (25%) being offered by the Company are sold, the Company will receive $41,250 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no assurance that we will sell any of the securities offered or that this offering will generate sufficient proceeds to implement our business plan, and we may require additional financing.

This primary offering will terminate upon the earliest of (i) the sale of all of the common stock offered pursuant to this registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our sole director for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Currently, we have 4,200,000 shares of common stock, $0.0001 par value, issued and outstanding. As of the date of this prospectus, 4,150,000 of these shares are held in the name of our sole officer and director, Ms. Nicole Chia Tzu Hsuan.

Currently, Ms. Nicole Chia Tzu Hsuan controls approximately 98.8% of the voting power of the Company. As such, Ms. Nicole Chia Tzu Hsuan has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

The Company currently does not rebrand products under its own “RZ” name or logo. The Company’s current operations are limited to the sale of dietary supplement products sourced from third-party manufacturers. However, the Company may, in the future, rebrand and sell products under its own brand, subject to applicable regulatory requirements and compliance obligations. The Company also assists third-party clients with packaging and labeling solutions through relationships with third-party service providers in Malaysia. The Company primarily focuses on business-to-business sales, with limited direct-to-consumer activities.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.03 per share for the duration of the offering. The Company estimates the costs of this offering at approximately $41,023. Expenses incurred in this offering will be paid for by the Company with proceeds from this offering or a combination of proceeds from this offering, and funds loaned to or provided by our sole officer and director, Ms. Nicole Chia Tzu Hsuan.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account or a designated account to be used as escrow; Investors will have no assurance that any additional funds will be raised in this offering. All funds received in connection with this offering are non-refundable, except as may be required by applicable law.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

The date of this prospectus is August 26, 2026.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, “RZ Wellness,” “RZ,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to RZ Wellness Limited, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus, includes “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, among others, those described in the “Risk Factors” section and the “Management’s Discussion and Analysis” section of this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

Corporate History

RZ Wellness Limited was incorporated on January 13, 2026 in the State of Nevada.

On January 13, 2026, Nicole Chia Tzu Hsuan was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company. Ms. Hsuan is currently the sole employee of the company, and devotes approximately 30 hours per week to RZ Wellness Limited’s operations.

On January 13, 2026, we issued 10,000 and 50,000 shares of restricted common stock to Ms. Nicole Chia Tzu Hsuan and Sally Ng Sook Min, respectively, at a price of $0.0001 per share, for aggregate consideration of $1 and $5, respectively. These issuances were conducted pursuant to Regulation S under the Securities Act of 1933, as amended, in offshore transactions to non-U.S. persons, and no directed selling efforts were made in the United States.

On March 4, 2026, we acquired 100% of the issued and outstanding shares of RZ Wellness Sdn. Bhd., a company incorporated in Malaysia, from Ms. Sally Ng Sook Min, for total consideration of $1.00.

On April 6, 2026, we issued 4,140,000 shares of restricted common stock to Ms. Nicole Chia Tzu Hsuan at a price of $0.0001 per share, for total consideration of $414. This issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds from these issuances were used for working capital.

RZ Wellness Limited has one wholly owned subsidiary, RZ Wellness Sdn. Bhd., which is incorporated in Malaysia.

A diagram of our corporate structure is set forth below.

The Company has elected December 31st as its fiscal year end.

Nature of Business

RZ Wellness Limited is a Nevada corporation that operates through its wholly owned subsidiary, RZ Wellness Sdn. Bhd., in Malaysia. The Company currently does not rebrand products under its own “RZ” name or logo. The Company’s current operations are limited to the sale of dietary supplement products sourced from third-party manufacturers. However, the Company may, in the future, rebrand and sell products under its own brand, subject to applicable regulatory requirements and compliance obligations. The Company also assists third-party clients with packaging and labeling solutions through relationships with third-party service providers in Malaysia.

The Company primarily conducts its operations in Malaysia and intends to expand its presence through online sales channels and potential entry into additional markets. The Company’s products are not intended to diagnose, treat, cure, or prevent any disease, and statements regarding such products have not been evaluated by the FDA or other regulatory authorities.

For the years ended December 31, 2025 and 2024, the Company sourced its products from two and three suppliers, respectively. For the three months ended March 31, 2026, the Company sourced its products from one supplier only. As of the date hereof, the Company has no clients under contract for its packaging and labeling solutions. The Company’s principal suppliers were Ayer Jayamas Sdn. Bhd., Quality Alert Sdn. Bhd. and Dswiss Sdn. Bhd. during 2024; Perniagaan Prestasi Juara Sdn. Bhd. and Dswiss Sdn. Bhd. during 2025; and Perniagaan Prestasi Juara Sdn. Bhd. during the three months ended March 31, 2026.

Going Concern

We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern. We generated revenue of $22,529 and incurred a net loss of $8,553 for the year ended December 31, 2025. For the three months ended March 31, 2026, we generated revenue of $30,310 and incurred a net loss of $10,374. As of March 31, 2026, we had cash and cash equivalents of $12,763, and we used $4,522 in cash in operating activities during the three months then ended.

Our ability to continue as a going concern depends on our ability to increase revenues and obtain additional financing to fund our operations. We have funded our operations through revenues, equity financing and advances from our director. We do not currently have arrangements for sufficient additional financing, and there can be no assurance that we will generate sufficient revenue or obtain financing on acceptable terms or at all. If we are unable to obtain sufficient funding, we may be required to reduce or discontinue our operations.

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”).

As of the date of this prospectus, we have 4,200,000 shares of Common Stock issued and outstanding. Through this offering, we are registering 5,500,000 additional shares of Common Stock for sale in a direct public offering. We may sell all or a portion of the shares after this registration statement becomes effective.

The offering price of the shares is fixed at $0.03 per share for the duration of the offering. There are no arrangements to stabilize or otherwise affect the market price of our Common Stock. We will receive all proceeds from the sale of the shares offered by the Company.

As of the date of this prospectus, Ms. Nicole Chia Tzu Hsuan is able to control approximately 98.8% of the voting power of the Company. As a result, Ms. Nicole Chia Tzu Hsuan has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.03 per share for the duration of the offering. The Company estimates the costs of this offering at approximately $41,023. Expenses incurred in connection with this offering will be paid by the Company from available funds, and to the extent such funds are insufficient, may be paid from funds loaned to or otherwise provided by our sole officer and director, Ms. Nicole Chia Tzu Hsuan. There is no assurance that Ms. Nicole Chia Tzu Hsuan will loan or otherwise provide such funds.

The proceeds from the sale of the securities will be placed directly into the Company’s account or a designated account, including an account that may be used for escrow purposes, and will be available for the Company’s use. Investors will have no assurance that any additional funds will be raised in this offering. All funds received in connection with this offering are non-refundable, except as may be required by applicable law.

We will notify investors of any extension by filing a post-effective amendment to this registration statement with the SEC, which will be available on the SEC’s Edgar Database.

Securities being offered by the Company

5,500,000 shares of Common Stock, with a fixed price of $0.03 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our sole director for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $0.03 per share for the duration of this offering.

Number of shares of common stock outstanding before the offering of common stock	4,200,000 shares of Common Stock are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	9,700,000 shares of Common Stock will be issued and outstanding upon the sale of all shares offered in this offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for our Common Stock. The price per share is $0.03 for the duration of the offering.

Use of Proceeds

We plan to use the gross proceeds for several purposes, including, but not limited to, warehouse facilities, staffing, advertising and marketing expenses, funding for day-to-day operations, expenses related to ongoing reporting requirements, and offering expenses. Please note that this list is not exhaustive, and the proceeds may be used for other needs as they arise. We may also use a portion of the net proceeds we receive from this offering for acquisitions or strategic transactions, though we have not entered into any agreements or commitments with respect to any specific material transactions and have no understandings or agreements with respect to any such transactions at this time.

Termination of the Offering

This offering will terminate upon the earliest of (i) 365 days after the effective date of this registration statement or (ii) the date on which all 5,500,000 shares offered in this offering have been sold. We may, in our discretion, extend the offering for an additional 90 days. We may also terminate the offering at any time for any reason.

Terms of the Offering	Our Chief Executive Officer and director, Ms. Nicole Chia Tzu Hsuan, will sell the 5,500,000 shares of Common Stock on behalf of the Company on a best efforts basis upon the effectiveness of this registration statement.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs

We estimate our total offering costs to be approximately $41,023. These expenses will be paid from available funds, and to the extent such funds are insufficient, may be paid from funds loaned to or otherwise provided by our sole officer and director, Ms. Nicole Chia Tzu Hsuan. There is no assurance that such funds will be available.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell Common Stock and seeking offers to buy Common Stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please carefully consider the following risk factors, together with all other information contained in this prospectus, before deciding to invest in our common stock.

An investment in our common stock involves a high degree of risk and should be considered highly speculative. If any of the following risks actually occur, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In such event, the value of our common stock could decline, and investors may lose all or a substantial portion of their investment.

We believe the risks described below represent the material risks relating to our business and this offering; however, they are not the only risks we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business and operations.

This offering is suitable only for investors who can bear the economic risk of a complete loss of their investment.

Risks Relating to Our Company and Our Industry

Failure to meet client expectations could negatively impact our market position.

Inability to meet client expectations poses a risk to our ability to grow and secure market share. If our clients are dissatisfied with our products and services, they may choose alternatives from competitors, leading to reduced revenue and decreased market share.

We have a limited operating history, which makes it difficult to evaluate our business and prospects.

RZ Wellness Limited was incorporated on January 13, 2026, and has a limited operating history upon which investors may evaluate our business, operations, and prospects. Our business model remains in an early stage of development and has not been proven over an extended period of time. As a result, investors have limited historical financial and operational information available when evaluating our Company.

Our future success will depend on many factors, including our ability to generate revenue, maintain supplier relationships, manage growth, market our products and services effectively, comply with applicable regulations, and respond to competitive pressures. We may encounter risks, expenses, difficulties, delays, and other challenges frequently experienced by early-stage companies. There can be no assurance that we will successfully implement our business strategy or achieve profitability. If we are unsuccessful, investors may lose all or a substantial portion of their investment.

It is possible that our products and services may not generate as much interest from potential clients as we anticipate.

Although we continuously seek to identify and source products that remain competitive in the market, it is possible that the products offered by our suppliers may not meet the needs of, or generate sufficient interest from, potential clients in our target demographic. Market preferences and consumer trends evolve rapidly, and we may not be able to accurately anticipate which products will achieve market acceptance.

In addition, our success depends on the safety and quality of the products we obtain from our suppliers, as well as the packaging and labelling customization services we provide, which directly influence customer perceptions of our brand. Any decline in the quality of products or services from our suppliers, or failure to maintain expected standards, could adversely affect customer satisfaction and demand.

Achieving and maintaining market acceptance may also require substantial marketing efforts and significant expenditures to build customer awareness and demand, which we may not have sufficient resources to support. If we are unable to generate sufficient interest in our products or maintain consistent quality and value, our ability to attract and retain customers and generate revenue may be adversely affected. As a result, we may be required to adjust our product offerings or sourcing strategy, and investors may lose all or part of their investment.

We rely substantially on a limited number of third-party suppliers and manufacturers.

We currently rely on a limited number of third-party suppliers and manufacturers for our dietary supplement products. During the year ended December 31, 2025, we sourced products from only two suppliers, and during the three months ended March 31, 2026, we sourced products from only one supplier. We do not maintain long-term supply agreements guaranteeing product availability, pricing, or delivery schedules.

If any supplier or manufacturer experiences financial difficulties, regulatory issues, production delays, quality-control failures, or terminates its relationship with us, our ability to obtain products on commercially reasonable terms, or at all, could be materially adversely affected. Because we do not maintain significant inventory levels or operate our own manufacturing facilities, disruptions in supplier relationships may adversely affect our ability to fulfill customer orders and generate revenue.

One such historical supplier is Dswiss Sdn. Bhd., with which RZ Wellness Sdn. Bhd. previously maintained a product supply and storage agreement. Dswiss accounted for approximately 79% and 48% of the Company’s total purchases during 2024 and 2025, respectively. The agreement expired on December 31, 2025, without renewal, and the Company has no current intention to renew it. The Company has not engaged in any transactions with Dswiss since the beginning of the first quarter of 2026. However, the Company may purchase products from Dswiss in the future on terms negotiated at that time. If the Company is unable to obtain products or related services from its existing suppliers, Dswiss, or alternative suppliers on commercially reasonable terms, its product sourcing and ability to fulfill customer demand could be adversely affected.

We do not manufacture our own products and have limited control over product quality, formulation, and regulatory compliance.

We currently operate primarily as a reseller and distributor of products manufactured by third parties. As a result, we have limited direct control over manufacturing processes, ingredient sourcing, formulation consistency, quality assurance procedures, storage conditions, and regulatory compliance associated with these products.

Although we rely on suppliers that we believe to be reputable and experienced, we cannot guarantee that products will consistently meet applicable quality standards or regulatory requirements. Any manufacturing defects, contamination, mislabeling, regulatory violations, or safety concerns involving products supplied to us could result in customer complaints, reputational damage, product recalls, regulatory scrutiny, or litigation, even if the issue originated with a third-party manufacturer.

Errors or non-compliance in our labeling and packaging services could expose us to regulatory penalties, product recalls, and reputational harm.

We provide labeling and packaging services for various products, including the application of product information, branding elements, and, in certain cases, regulatory disclosures. Errors or inaccuracies may occur due to internal processes or the involvement of third-party service providers. Such errors could result in non-compliance with applicable laws and regulations or failure to meet client specifications.

Any such non-compliance may lead to product recalls, regulatory penalties, contractual disputes, or claims from clients or end consumers. In addition, failure to meet agreed specifications or delivery timelines could harm our reputation and result in the loss of existing or potential business relationships. We currently outsource packaging and labeling activities to third-party providers and do not operate our own dedicated packaging facility. As a result, we have limited direct control over certain operational processes and may be unable to prevent, identify, or correct errors in a timely manner. Any such failures could materially and adversely affect our business, financial condition, results of operations, and reputation.

Our products are not approved by the U.S. Food and Drug Administration or Malaysian health authorities for the treatment or prevention of disease.

Our dietary supplement and wellness products are marketed for general wellness and lifestyle purposes and are not intended to diagnose, treat, cure, or prevent any disease or medical condition. The Company does not claim that its products have been scientifically proven to improve health or wellness, and any statements regarding potential product benefits are based primarily on marketing materials, general product information, and customer feedback. The Company does not currently hold product registrations with the National Pharmaceutical Regulatory Agency (“NPRA”) in Malaysia and relies on third-party suppliers and manufacturers for applicable regulatory compliance and registrations where required.

In addition, our products have not been evaluated or approved by the U.S. Food and Drug Administration (“FDA”) for medical efficacy. Regulatory authorities may determine that certain marketing statements, product classifications, ingredients, or labeling practices do not comply with applicable laws or regulations. If regulators determine that our products or marketing activities violate applicable requirements, we could be subject to warning letters, fines, product seizures, recalls, restrictions on sales, or other enforcement actions, which could materially adversely affect our business and reputation.

Because substantially all of our operations, personnel, and records are located outside the United States, investors may face additional risks and difficulties associated with evaluating and enforcing rights relating to the Company.

Substantially all of our operations are conducted in Malaysia, and our sole officer and director resides outside the United States. In addition, substantially all of our books, records, operational personnel, suppliers, and assets are located outside the United States.

As a result, investors may experience additional difficulties associated with conducting investigations, obtaining information from foreign jurisdictions, enforcing legal rights, effecting service of process, or enforcing judgments against the Company or its management. Differences in regulatory practices, accounting standards, legal systems, business customs, and local practices may also create additional risks and uncertainties for investors.

Any such difficulties or uncertainties could adversely affect investor confidence and the value of our securities.

We may incur losses due to product liability, recalls, or adverse publicity.

We may face significant losses from product liability claims, recalls, or negative publicity related to products supplied by our partners. If our products are found to be defective, unsafe, or contaminated, we could be subject to claims, indemnities, or regulatory actions. In severe cases, product-related incidents resulting in injury or death could lead to legal action, forced recalls, or even the shutdown of certain operations by regulatory authorities. Such disruptions could incur additional costs, divert management’s focus, and adversely impact our business, financial condition, and operational results.

In addition, because we do not manufacture the products ourselves and rely on third-party manufacturers and suppliers, we may have limited ability to independently verify product quality, manufacturing conditions, ingredient sourcing, or regulatory compliance. Any actual or alleged product defects, contamination, adverse reactions, or misleading marketing claims could expose us to liability, reputational damage, loss of customers, and regulatory action, regardless of whether we were directly responsible for the underlying issue.

Our marketing activities may expose us to regulatory scrutiny relating to health-related claims.

Our business relies in part on marketing through websites, social media platforms, digital advertising, and customer engagement activities. Although we have implemented internal review procedures intended to limit impermissible health or medical claims, regulatory authorities may nevertheless determine that certain statements regarding the potential benefits of our products constitute unauthorized medical, therapeutic, or misleading claims.

Regulations governing supplement advertising and health-related marketing are complex and subject to interpretation. Any determination that our advertising or promotional materials violate applicable laws or regulations could result in regulatory investigations, penalties, mandatory corrective actions, reputational harm, or restrictions on our marketing activities.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We operate in highly competitive markets involving dietary supplements, wellness products, and packaging and labeling services. We compete with multinational supplement companies, established distributors, direct-to-consumer wellness brands, online retailers, and regional market participants throughout Malaysia and other Asian markets. Many of our competitors possess substantially greater financial resources, stronger brand recognition, broader distribution networks, more established customer relationships, larger marketing budgets, and greater operational infrastructure than we do.

Additionally, many established competitors benefit from greater resources, superior market access, and quicker adaptability to evolving customer needs. If we are unable to continue to compete effectively, it could have an adverse impact on our business, operations performance and financial condition.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

In particular, because the Company currently has only one officer and director responsible for substantially all financial, operational, managerial, and administrative functions, we have limited segregation of duties and may be more vulnerable to control deficiencies, errors, fraud, or ineffective oversight.

Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

Because we have only one director and no independent directors or audit committee, investors may have limited corporate governance protections.

As of the date of this prospectus, the Company has only one director, Ms. Nicole Chia Tzu Hsuan, who also serves as our sole executive officer. We do not currently have any independent directors, audit committee, compensation committee, or nominating committee. As a result, substantially all corporate decisions, oversight responsibilities, and management functions are controlled by a single individual.

This concentration of authority may increase the risk of ineffective oversight, conflicts of interest, errors in judgment, failure to detect or prevent internal control deficiencies, and decisions that may not be in the best interests of minority shareholders. In addition, the absence of independent directors may make it more difficult for the Company to implement effective corporate governance practices expected of publicly traded companies.

The loss of the services of our sole officer and director could materially adversely affect our business.

The Company currently relies entirely on Ms. Nicole Chia Tzu Hsuan, who serves as our sole officer and director and performs substantially all management, operational, financial, marketing, and administrative functions. Our future success depends heavily on her continued involvement, industry knowledge, supplier relationships, and business development efforts.

Ms. Nicole Chia Tzu Hsuan also remains employed by Dswiss Sdn. Bhd., one of the manufacturers and suppliers from which the Company sources products. As a result, potential conflicts of interest may arise with respect to business opportunities, allocation of time, supplier relationships, or other matters involving the Company and Dswiss Sdn. Bhd. Although the Company believes Ms. Nicole Chia Tzu Hsuan will act in the best interests of the Company, there can be no assurance that conflicts of interest will not arise in the future.

The loss of Ms. Nicole Chia Tzu Hsuan’s services, inability to devote sufficient time to the Company, or failure to effectively manage conflicts of interest could materially adversely affect our business, operations, and growth prospects.

Ms. Nicole Chia Tzu Hsuan’s employment with Dswiss Sdn. Bhd. may create potential conflicts of interest.

Ms. Nicole Chia Tzu Hsuan, our sole officer, director and controlling shareholder, is also employed as a Senior Sales Executive by Dswiss Sdn. Bhd. (“Dswiss”), a supplier from which the Company historically purchased products. Dswiss is aware of and does not prohibit Ms. Hsuan’s involvement with the Company but has not provided her with a separate written consent, approval or waiver relating to that involvement. Dswiss does not maintain a written conflict-of-interest, outside-business, confidentiality, non-solicitation or similar employment policy applicable to Ms. Hsuan’s involvement with the Company. Accordingly, the Company is not aware of any specific activity involving the Company that would violate a written Dswiss conflict-of-interest policy.

Nevertheless, potential conflicts could arise if Ms. Hsuan were to participate on behalf of both companies in a transaction, use Dswiss’s confidential or proprietary information for the Company’s benefit, divert Dswiss’s customers or business opportunities to the Company, favor the Company in matters involving Dswiss, or allow her responsibilities to the Company to interfere with her duties to Dswiss. Such activities could be viewed as inconsistent with her employment responsibilities even if they are not expressly addressed by a written policy.

Ms. Hsuan does not have final authority over pricing, commercial terms or other material business decisions at Dswiss and does not participate in Dswiss’s final approval process. The Company has not engaged in any transactions with Dswiss since the beginning of the first quarter of 2026. If the Company enters into a transaction with Dswiss in the future, Ms. Hsuan will not participate on behalf of Dswiss in its negotiation, pricing, approval or other decision-making process. Those matters will be handled and approved by other members of Dswiss management. Ms. Hsuan does not receive any commission, sales credit, bonus or other compensation from Dswiss attributable to transactions involving the Company.

Because Ms. Hsuan is the Company’s sole officer and director and the Company has no independent directors or committees, the Company would have limited independent oversight of any future transaction with Dswiss. There can be no assurance that all potential conflicts will be identified or resolved in the Company’s favor or that any future transaction with Dswiss will be entered into on terms as favorable to the Company as those available from an unaffiliated supplier.

Our business depends on continued relationships with a limited number of suppliers and manufacturers.

We currently rely on a limited number of third-party suppliers and manufacturers for substantially all of our supplement products. The Company has entered into supplier arrangements with certain manufacturers, including Dswiss Sdn. Bhd.; however, there can be no assurance such relationships will continue on favorable terms or at all.

Although certain agreements may contain renewal provisions or may be renewed by the parties, suppliers may still elect not to continue relationships with us, may increase pricing, reduce production capacity, experience operational disruptions, or prioritize larger customers. In addition, we may remain dependent on a limited number of suppliers for key products and services.

If we are unable to maintain favorable supplier relationships or replace suppliers on commercially reasonable terms, our ability to obtain inventory, fulfill customer orders, and maintain profit margins could be materially adversely affected.

Because we currently have only one employee, our ability to grow may be limited.

As of the date of this prospectus, the Company has only one employee, Ms. Nicole Chia Tzu Hsuan. Our limited personnel creates operational vulnerabilities and may restrict our ability to expand operations, maintain adequate internal controls, respond to customer demand, manage regulatory compliance obligations, and execute our business strategy effectively.

Our future growth depends on our ability to recruit, retain, and manage additional personnel with appropriate experience in operations, marketing, logistics, finance, and regulatory compliance. There can be no assurance that we will be able to attract qualified personnel on commercially reasonable terms or at all.

If we fail to maintain the value of our brand, our sales are likely to decline.

Our success depends on the value created by RZ Wellness Limited. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity.

Because our marketing strategy relies heavily on social media platforms, customer referrals, and online engagement, negative online reviews, unfavorable social media commentary, or reputational issues involving our products, suppliers, or management could rapidly damage customer trust and brand perception.

Any of these events could result in a decrease in sales and market share.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

We may be susceptible to an adverse effect on our business due to the current worldwide economic crisis.

A decline in general economic conditions could lead to reduced consumer traffic and could negatively impact our business operations and financial condition. A decline of this nature could have a material adverse effect on our business, financial condition and results of operations. Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations. Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals and thus generate significant revenue.

Because our business and marketing plans may be unsuccessful, we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate investment or borrowed capital to support our operations. To date we have funded our operations through a combination of equity financing from shareholders and advances from our director. Our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan. If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

Cybersecurity incidents, data breaches, or disruptions to our online systems could adversely affect our business and reputation.

We rely on websites, electronic communications, online marketing platforms, social media accounts, cloud-based systems, and third-party service providers in connection with our operations and customer engagement activities. As a result, we may be vulnerable to cybersecurity risks including hacking, phishing attacks, malware, ransomware, unauthorized access, data breaches, account takeovers, system failures, and other cyber incidents.

Any such incident could result in the loss of confidential information, disruption of operations, reputational harm, regulatory scrutiny, customer dissatisfaction, or financial losses. In addition, because we currently have limited personnel and resources dedicated to information technology and cybersecurity matters, our ability to monitor, prevent, detect, or respond to cyber incidents may be limited.

Although we may implement security measures intended to protect our systems and data, there can be no assurance that such measures will be effective or that cyber incidents will not occur in the future.

Our business may be adversely affected by changes involving social media platforms, digital advertising providers, and online marketplaces.

We rely in part on social media platforms, digital advertising providers, online communication channels, and internet-based marketing activities to promote our products and services, increase brand awareness, and engage with customers. Our ability to attract and retain customers may depend on our continued access to these platforms and the effectiveness of our online marketing activities.

Social media companies and digital advertising providers frequently change their algorithms, advertising policies, fee structures, and platform rules. In addition, our accounts or advertising activities could be restricted, suspended, disabled, or subjected to reduced visibility for various reasons, including alleged policy violations, customer complaints, or factors outside our control.

Any significant disruption involving our online presence, digital advertising activities, social media accounts, or access to third-party platforms could reduce customer engagement, increase marketing costs, and adversely affect our business and operating results.

Our operating results may be variable, and therefore our future prospects may be difficult for investors and analysts to assess.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors. Due to our limited operating history, we believe it will be difficult to accurately forecast our revenues and operating results in our market launch phases. Factors that may slow or harm our business or cause our operating results to fluctuate include the following:

• The market acceptance of, and demand for, products in our dietary and wellness, and packaging and labelling services;

• Our inability to attract new customers at a reasonable cost;

• The revenue based on our dietary and wellness products, and packaging and labelling services;

• Changes in alternative technologies, industry standards and customer or end user preferences;

• The timing of customer payments and payment defaults by customers;

• Our inability to attract and retain key personnel;

• A gain or loss of significant customers or their confidence in our dietary and wellness products as well as packaging and labelling services;

• Economic conditions affecting our potential customers;

• Extraordinary expenses such as litigation; and

• Our failure to increase sales and/or penetrate new markets.

Any change in one or more of these factors, as well as others, could cause our annual or quarterly operating results to fluctuate. Any change in one or more of these factors could reduce our gross margins in future periods.

Our principal executive offices are located in Malaysia and our Company has a non-U.S. resident Officer and Director. As such, it may be difficult to pursue legal action against our Company or Director.

Due to the fact that our Company’s executive office is located in Malaysia and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible, at all. Specifically, investors may find it difficult to effect the following:

• To effect service of process within the United States against any of our non-U.S. resident officers or directors;

• To enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against the company's officers and directors;

• To enforce in a Malaysian court U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and

• To bring an original action in a Malaysian court to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the dietary and wellness industry in Malaysia. Economic conditions in Malaysia may be affected by factors such as political developments, inflation, changes in governmental policies, currency fluctuations, public health developments, and regional or global economic conditions.

Any slowdown or instability in the Malaysian economy could adversely affect consumer demand, business spending, supplier stability, and overall market conditions, which could materially adversely affect our business and growth prospects.

Currency exchange rate fluctuations may increase our costs.

The exchange rates between the U.S. dollar and the Malaysian Ringgit and other non-U.S. currencies in which we conduct our business have fluctuated and may continue to fluctuate in the future. Because substantially all of our operations are conducted in Malaysia, fluctuations in currency exchange rates may affect our revenues, operating expenses, and financial results when translated into U.S. dollars for reporting purposes.

We do not currently maintain hedging arrangements to protect against foreign currency exchange risks. As a result, significant currency fluctuations could materially adversely affect our financial condition and operating results.

Inflation could pose a risk to our business.

Inflation is an important factor that must be considered as we move forward. A change in the rate of inflation could influence the profits that we generate from our business. When the rate of inflation rises, the operational costs of running our company would increase, such as labor costs, affecting our ability to provide our products and services at competitive prices. An increase in the rate of inflation would force our customers to search for other products and service providers, causing us to lose business and revenue. Inflationary pressures may also increase costs relating to products, packaging materials, transportation, warehousing, marketing, and third-party services. Because we operate in competitive markets, we may not be able to fully pass increased costs on to customers without negatively affecting demand for our products and services. As the company is in its development stages, the impact of inflationary pressures on our operations has been negligible.

We have no experience as a public company. Our inability to successfully operate as a public company could cause you to lose your entire investment.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  Compliance with public company obligations may place significant demands on our management, administrative, operational, and financial resources. We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

We lack risk management methods, our business, reputation and financial results may be adversely affected.

We currently do not have methods to identify, monitor and manage risks with respect to our dietary and wellness products, as well as packaging and labelling business. If any of such risks were to materialize, our business, reputation, financial condition and operating results could be materially and adversely affected. In addition, our insurance policies may not provide adequate coverage.

Because we are an early-stage company with limited personnel and resources, our ability to identify, monitor, and manage operational, regulatory, financial, supplier, reputational, cybersecurity, and compliance risks is limited. We currently rely heavily on management oversight rather than formalized risk management systems and internal procedures. If our operational controls, compliance procedures, or oversight mechanisms prove ineffective, our business, reputation, financial condition, and operating results could be materially adversely affected.

U.S. investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will and are already conducted in Malaysia. In addition, our officers and directors are residents of a country other than the United States, with the majority of their assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company, our officers, and directors, since they are not residents of the United States. In addition, there is uncertainty as to whether the courts of Malaysia or other Asian countries would recognize or enforce judgments of U.S. courts.

We may be unable to successfully implement our planned warehouse expansion strategy.

As part of our future growth strategy, we intend to secure warehouse facilities to support inventory management, storage, packaging, and distribution activities. As of the date of this prospectus, we have not entered into any lease agreement for warehouse facilities and may not have sufficient capital to do so on favorable terms or at all.

The expansion of warehousing operations may expose us to additional operational, regulatory, staffing, inventory management, insurance, safety, and logistical risks. If we are unable to successfully implement or manage our warehouse expansion strategy, our operations and future growth prospects may be adversely affected.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things

• Be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

• Be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

• Be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and instead provide a reduced level of disclosure concerning executive compensation; and

• Be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the "PCAOB") requiring mandatory audit firm rotation or a supplement to the auditor's report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market or demand for our common stock and the perceived value of our common stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-years period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company.  In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

Our securities lack a pre-existing market, and the emergence of an active trading market is uncertain, potentially causing our common stock to trade below the offering price set herein.

Prior to this offering, our common stock has not been publicly traded or quoted on any recognized exchange or quotation system. As a result, the emergence of an active trading market for our common stock is uncertain, and the market price following this offering may differ from the offering price. There is no assurance that you will be able to resell your shares at or above the offering price.

We intend to have our common stock quoted on the OTC Issuer Designation upon completion of this offering. However, in order for our stock to be quoted, a market maker must file an application on our behalf to make a market for our common stock. There is no guarantee that a market maker will agree to file the necessary application with FINRA or that the application will be approved.

The development of an active trading market for our common stock, if it occurs, and its liquidity are unpredictable. If an active public market does not emerge or is not sustained, you may face challenges in selling your common stock, either at an attractive price or at any price at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 4,200,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Ms. Nicole Chia Tzu Hsuan’s substantial ownership and control may limit other shareholders’ ability to influence matters requiring shareholder approval.

Ms. Nicole Chia Tzu Hsuan, our sole officer and director, owns 4,150,000 shares of our common stock, representing approximately 98.8% of our outstanding common stock. As a result, she currently has sufficient voting power to determine the outcome of substantially all matters requiring shareholder approval, including the election of directors, amendments to our governing documents and significant corporate transactions. Other shareholders therefore have limited ability to influence the management or direction of the Company through the exercise of their voting rights.

Ms. Hsuan’s percentage ownership may decrease depending on the number of shares sold in this offering and whether she acquires any additional shares. If all 5,500,000 shares are sold to persons other than Ms. Hsuan, she does not acquire or dispose of any shares and no other shares are issued, she will own approximately 42.8% of our outstanding common stock. In that event, she may continue to exercise significant influence over matters submitted to shareholders due to her ownership and her positions as our sole officer and director.

Currently, our Articles of Incorporation and By-Laws do not specifically detail the rights of shareholders.

Pursuant to Nevada Revised Statutes 78.350, stockholders holding shares of common stock are entitled to notice of and to vote at meeting(s). Pursuant Nevada Revised Statutes 78.350, unless otherwise provided in the articles of incorporation, or in the certificate of designation establishing the class or series of stock, every stockholder of record of a corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name on the records of the corporation. If the articles of incorporation, or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share for any class or series of shares on any matter, every reference in this chapter to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the articles of incorporation, or in the certificate of designation establishing the class or series of stock or the provisions of this chapter. As our Articles of Incorporation and By-Laws do not detail voting rights of our shareholders holding shares of common stock, pursuant to Nevada Law, each share has voting rights of 1 vote per share of common stock with the voting rights designated above. Any shareholder rights not specified within our Articles of Incorporation and or By-Laws will automatically default to the provisions set forth by Nevada Laws as it relates to corporations.

Risks Relating to this Offering

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, meaning we are not engaging an underwriter to sell the shares. Instead, the shares will be sold through our Chief Executive Officer, Nicole Chia Tzu Hsuan, who will not receive any commissions for her efforts. There is no assurance that Ms. Nicole Chia Tzu Hsuan will be able to sell any of the shares. If she is unsuccessful in selling all the shares in the offering, we may need to seek alternative financing to execute our business plan.

We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations may require additional funding. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and or other arrangements, we may be required to relinquish some rights that may be perceived to be disfavorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Investors have no right to withdraw funds or receive a refund

Once funds are invested, investors will not have the right to withdraw their investment or request a refund. Subscription payments will be made to RZ Wellness Limited and held in a designated bank account, which may be used as an escrow account if the Subscription Agreements are in good order and the Company accepts the investment. Currently, no escrow arrangement has been made, and we are unaware of any potential impact this may have on investors. If we decide to utilize an escrow agent, we intend to establish such an arrangement before the offering begins. However, please note that we may choose not to use an escrow agent.

Ms. Nicole Chia Tzu Hsuan, our Chief Executive Officer and the sole Member of our Board of Directors, has no prior experience in conducting a best-efforts offering. This lack of experience raises the possibility that we may not be able to secure the necessary funds to initiate our business operations. Additionally, it's important to note that a best-efforts offering does not impose a minimum fundraising requirement.

Consequently, there exists the risk that we may not raise adequate funds to support our planned operations, which could have a detrimental impact on our business, potentially leading to a significant adverse effect on your investment. The inability to effectively execute a best-efforts offering might result in a complete loss of your investment in our company.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the use of the net proceeds from this offering, including for the purposes outlined in the "Use of Proceeds" section. As investors, you will not have the opportunity to assess whether these funds are being used effectively as part of your investment decision. Due to the various factors that may influence how the proceeds are applied, their actual use could differ significantly from the current plan. There is no guarantee that the net proceeds will be used in ways that ultimately enhance the value of your investment. If our management fails to apply the funds effectively, it could negatively impact our business and financial performance, potentially resulting in a loss of some or all of your investment.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company. We will also continue to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officer will need to continue to devote substantial time to these rules and regulations. These rules and regulations are expected to result in higher than average legal and financial compliance costs than if we were a private company and they are expected to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

MANAGEMENT’S DISCUSSION AND ANALYSIS

RZ Wellness Limited is a Nevada corporation that operates through its wholly owned subsidiary, RZ Wellness Sdn. Bhd., a company incorporated in Petaling Jaya, Malaysia. The Company sells dietary supplement products, and offers packaging and labeling services to clients in the Malaysian market.

The following discussion and analysis should be read in conjunction with the Company's accompanying consolidated financial statements and the related notes thereto. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Results of operations for the year ended December 31, 2025 and 2024

Liquidity and Capital Resources

Our cash and cash equivalents are $41,041 and $37,304 as of December 31, 2025 and 2024, respectively. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

For the years ended December 31, 2025 and 2024, the Company reported revenue of $22,529 and $89,968, respectively, representing a decrease of $67,439, or 75.0%.

Revenue from the sale of dietary supplement products decreased by $26,185, or 53.7%, from $48,714 for the year ended December 31, 2024 to $22,529 for the year ended December 31, 2025. The decrease was primarily attributable to weaker customer demand and lower order volumes during 2025.

Revenue from packaging and labeling services decreased by $41,254, or 100%, from $41,254 for the year ended December 31, 2024 to nil for the year ended December 31, 2025, as the Company did not receive any packaging and labeling service orders during 2025.

Management believes that softer market conditions and weaker customer demand contributed to the overall decrease in revenue during 2025. If weaker customer demand continues, the Company may continue to experience lower revenues, which could adversely affect its ability to achieve profitability.

General and Administrative Expenses

For the years ended December 31, 2025 and 2024, the Company had general and administrative expenses in the amount of $16,415 and $24,846 respectively. These were primarily comprised of accounting fees, audit fees and other professional fees.

Net (Loss)/Income

For the years ended December 31, 2025 and 2024, the Company incurred a net loss of $8,553 and net income of $28,531 respectively.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities for the year ended December 31, 2025 was $23,296. The cash provided by operating activities was attributable to decrease in account receivables, increase in account payable and increase in accrued liabilities and other payables offset by net loss.

Net cash provided by operating activities for the year ended December 31, 2024 was $10,987. The cash provided by operating activities was attributable to increase in account receivables, decrease in account payable and decrease in accrued liabilities and other payables contra by net income.

Cash Used in Investing Activities

For the years ended December 31, 2025 and 2024, the Company had no investing activities.

Cash Used in Financing Activities

Net cash used in financing activities for the year ended December 31, 2025 and 2024 was $23,358 and $0, respectively. The cash used in financing activities were mainly attributable to dividend payout of the subsidiary company.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Results of operations for the three months ended March 31, 2026 and 2025

Liquidity and Capital Resources

Our cash and cash equivalents are $12,763 and $41,041 as of March 31, 2026 and December 31, 2025, respectively. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

For the three months ended March 31, 2026 and 2025, the Company reported revenue of $30,310 and nil, respectively. Revenue for the three months ended March 31, 2026 was solely generated from the sale of dietary supplement products. The Company did not generate revenue during the corresponding period in 2025 primarily due to the timing of customer orders, as customer orders and related sales for 2025 occurred after the first quarter.

General and Administrative Expenses

For the three months ended March 31, 2026 and 2025, the Company had general and administrative expenses in the amount of $20,983 and $8,582, respectively. These were primarily comprised of accounting fees, audit fees and other professional fees.

Net Loss

For the three months ended March 31, 2026 and 2025, the Company incurred a net loss of $10,374 and $8,582, respectively.

Liquidity and Capital Resources

Cash (Used in)/Provided by Operating Activities

Net cash used in operating activities for the three months ended March 31, 2026 was $4,522. The cash used in operating activities was attributable to net loss, increase in account receivables, increase in prepayments contra by increase in account payable and increase in accrued liabilities and other payables.

Net cash provided by operating activities for the three months ended March 31, 2025 was $38,161. The cash provided by operating activities was attributable to decrease in account receivables, increase in accrued liabilities and other payables offset by net loss.

Cash Used in Investing Activities

For the three months ended March 31, 2026 and 2025, the Company had no investing activities.

Cash Used in Financing Activities

Net cash used in financing activities for the three months ended March 31, 2026 and 2025 was $24,463 and $0, respectively. The cash used in financing activities was mainly attributable to dividend payout of the subsidiary company and amount due from director.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of this prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Market Overview and Opportunities

The global dietary supplement and wellness market has experienced significant growth and is projected to continue expanding through 2026. The market reached a value of USD 6.83 trillion in 2025 and is expected to grow to USD 7.43 trillion in 2026, representing a compound annual growth rate (CAGR) of 8.8%. This expansion is driven in part by increasing consumer interest in dietary supplements, nutrition products, and general wellness and lifestyle products. Additional factors contributing to market growth include expanding e-commerce distribution channels, increasing consumer spending, and broader availability of wellness-oriented consumer products.

The dietary supplement and wellness industry is broad and includes a wide range of product categories, distribution channels, and market participants, ranging from large multinational companies to small independent operators.

The dietary supplements market, a key segment of the broader wellness industry, was valued at approximately USD 191.1 billion in 2020 and is projected to reach USD 307.8 billion by 2028, growing at a CAGR of 5.9%. Certain categories of dietary supplements, including products marketed for bone, joint, skin, eye, and general wellness purposes, represent a significant portion of this market.

In the Asia-Pacific region, including Malaysia, the dietary supplement and wellness market is also experiencing growth, driven in part by rising incomes, expanding middle classes, increasing e-commerce activity, and broader consumer interest in dietary supplements and wellness-oriented products. The Southeast Asian market is projected to reach USD 10 billion by 2026 in the wellness sector. Malaysia, specifically, has experienced increasing consumer interest in dietary supplements and wellness products. The Company believes these market trends may create potential opportunities for companies operating in the dietary supplement and wellness sector.

Trends and Drivers of Market Growth

Aging Population:

One of the primary drivers of growth in the dietary supplement and wellness sector is the increasing aging population worldwide. As populations age, consumer interest in dietary supplements and wellness-oriented products has increased across various demographic groups. This demographic trend is expected to continue contributing to demand within the dietary supplement and wellness market.

Consumer Interest in Wellness and Nutrition Products:

Consumers are increasingly seeking dietary supplements, nutrition products, and wellness-oriented consumer products as part of broader lifestyle and wellness trends. Consumer interest in products marketed for bone, joint, skin, eye, and general wellness purposes has contributed to continued growth within the broader dietary supplement sector.

Digital Engagement and E-Commerce:

The rapid adoption of e-commerce platforms continues to be a significant growth factor in the dietary supplement and wellness sector. E-commerce platforms such as Shopee, Facebook, and others provide businesses with broader consumer reach and expanded distribution opportunities. As online purchasing of dietary supplements and wellness products continues to expand, companies may be able to access larger customer bases and improve product accessibility.

Southeast Asia and Malaysia Market Dynamics

The Southeast Asian market, including Malaysia, has experienced growth in consumer interest relating to dietary supplements and wellness-oriented products. The region’s expanding middle class, increasing disposable income, and growth in e-commerce activity have contributed to increased consumer spending within the sector.

According to recent industry forecasts, the Southeast Asian wellness market is projected to grow to approximately USD 10 billion by 2026. The Company believes these broader industry trends may create potential market opportunities for participants operating in the dietary supplement and wellness sector.

Conclusion

The global dietary supplement and wellness industry is expected to continue experiencing growth through 2026, driven in part by increasing consumer interest in dietary supplements, nutrition products, wellness-oriented consumer products, and expanding e-commerce distribution channels. The Southeast Asian market, including Malaysia, may present growth opportunities for companies operating in the dietary supplement and wellness sector. RZ Wellness Limited intends to participate in this market through the distribution and sale of dietary supplement and wellness products in Malaysia and potentially other markets in the future.

References

1. https://www.thebusinessresearchcompany.com/report/health-and-wellness-global-market-report

2. https://www.mordorintelligence.com/industry-reports/global-bone-and-joint-health-supplements-market

3. https://www.grandviewresearch.com/industry-analysis/bone-joint-health-supplements-market-report

4. https://dataintelo.com/report/global-health-supplements-market

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

RZ Wellness Limited was incorporated on January 13, 2026 in the State of Nevada.

On January 13, 2026, Nicole Chia Tzu Hsuan was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On January 13, 2026, we issued 10,000 and 50,000 shares of restricted common stock to Ms. Nicole Chia Tzu Hsuan and Sally Ng Sook Min, respectively, at a price of $0.0001 per share, for aggregate consideration of $1 and $5, respectively. These issuances were conducted pursuant to Regulation S under the Securities Act of 1933, as amended, in offshore transactions to non-U.S. persons, and no directed selling efforts were made in the United States.

On March 4, 2026, we acquired 100% of the issued and outstanding shares of RZ Wellness Sdn. Bhd., a company incorporated in Malaysia, from Ms. Sally Ng Sook Min, for total consideration of $1.00.

On April 6, 2026, we issued 4,140,000 shares of restricted common stock to Ms. Nicole Chia Tzu Hsuan at a price of $0.0001 per share, for total consideration of $414. This issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Proceeds from these issuances were used for working capital.

RZ Wellness Limited has one wholly owned subsidiary, RZ Wellness Sdn. Bhd., which is incorporated in Malaysia.

A diagram of our corporate structure is set forth below.

The Company has elected December 31 as its fiscal year end.

Business Information

Current Business Operations

RZ Wellness Limited is a Nevada corporation that operates through its wholly owned subsidiary, RZ Wellness Sdn. Bhd., a company incorporated in Petaling Jaya, Malaysia. The Company sells dietary supplement products, and offers packaging and labeling services to clients in the Malaysian market.

The Company purchases dietary supplement products for resale from multiple third-party suppliers and manufacturers in Malaysia. Certain products are purchased on a purchase-order or as-needed basis without long-term supply agreements. As a result, the Company may source products from different suppliers depending on customer demand, product availability, pricing, and operational considerations.

One such supplier is Dswiss Sdn. Bhd. (“Dswiss”). RZ Wellness Sdn. Bhd., the Company’s wholly owned subsidiary, previously maintained a product supply and storage agreement with Dswiss, which became effective on January 1, 2024. The agreement had a two-year term and expired on December 31, 2025, without renewal. Dswiss accounted for approximately 79% and 48% of the Company’s total purchases during 2024 and 2025, respectively. The Company has no current intention to renew the expired agreement.

Pursuant to the prior agreement, Dswiss Sdn. Bhd. supplied certain dietary supplement products to RZ Wellness Sdn. Bhd. on a purchase-order basis and provided storage space and related operational support services for certain products maintained by RZ Wellness Sdn. Bhd. Payment terms under the arrangement were generally cash on delivery unless otherwise agreed by the parties.

The Company has not engaged in any transactions with Dswiss since the beginning of the first quarter of 2026. However, the Company may purchase products from Dswiss in the future. Any such purchases would be subject to terms negotiated at that time, either on a purchase-by-purchase basis or under a new supply agreement. The expired agreement does not impose any continuing material rights or obligations on the Company.

Nicole Chia Tzu Hsuan, our sole officer and director, is also an employee of Dswiss Sdn. Bhd. Please refer to the detailed disclosure on page 21.

We are primarily based in Malaysia and may seek to expand our presence in the future through online sales channels and potential entry into additional markets. The Company markets and distributes dietary supplements and wellness products intended for general wellness and lifestyle purposes. The Company does not make medical claims regarding its products, and its products are not intended to diagnose, treat, cure, or prevent any disease or medical condition. The Company does not claim that its products have been scientifically proven to improve health or wellness. Any statements regarding the products or their potential benefits are based solely on marketing materials, general product information, and customer feedback and have not been evaluated or confirmed by the U.S. Food and Drug Administration, the National Pharmaceutical Regulatory Agency of Malaysia, or any other governmental or regulatory authority.

The Company does not manufacture pharmaceutical or supplement products and currently operates primarily as a reseller and distribution company sourcing products from third-party manufacturers and suppliers.

RZ Wellness Limited is engaged in the sale of dietary supplement and wellness products. The Company currently offers a focused range of dietary supplement products marketed in categories relating to neck, spine, skin, bone, joint, and general wellness purposes.

The Company markets its supplement products through both online and offline channels, allowing it to engage with potential clients and reach a wider market; however, all sales to date have been conducted through offline channels. The Company procures products from a licensed, reputable, and experienced local manufacturer upon receiving client orders. At no point in time does the Company take possession of physical inventory. Instead, when orders are placed, the Company arranges for delivery of products directly from the manufacturer to the client.

For the years ended December 31, 2025 and 2024, the Company sourced its products from two and three suppliers, respectively. For the three months ended March 31, 2026, the Company sourced its products from one supplier only. The Company’s principal suppliers were Ayer Jayamas Sdn. Bhd., Quality Alert Sdn. Bhd. and Dswiss Sdn. Bhd. during 2024; Perniagaan Prestasi Juara Sdn. Bhd. and Dswiss Sdn. Bhd. during 2025; and Perniagaan Prestasi Juara Sdn. Bhd. during the three months ended March 31, 2026.

The Company maintains an online presence through social media and e-commerce platforms such as Facebook and TikTok, through which potential clients may view product information and communicate with the Company. However, the Company has not generated any sales through these platforms to date. The Company’s social media activities are currently used primarily to enhance brand visibility and customer engagement.

For our offline sales model, we market and sell our products and services through multiple business development channels, including management's existing professional and industry relationships, direct outreach to prospective customers, cold calling, and business referrals. Through these channels, we engage directly with potential clients by providing complimentary consultations that include detailed product information, and recommendations tailored to each client's needs. If a client decides to place an order, we procure the requested products from the supplier. Depending on the supplier's fulfillment arrangements, products are delivered either directly by the manufacturer to the customer or through the Company.

Currently, the Company primarily sells products to business clients who may subsequently resell the products to end consumers. These business-to-business transactions represent the Company’s primary revenue stream and core operational focus. The Company maintains online channels through which it may conduct direct-to-consumer sales; however, it has not generated any direct-to-consumer or online sales to date. To date, 100% of our sales have been made to other businesses (B2B), while 0% have been made directly to consumers (B2C). All sales have been conducted through offline channels, and 0% have been generated through online channels.

The Company currently does not rebrand products under its own “RZ” name or logo. The Company’s current operations are limited to the sale of dietary supplement products sourced from third-party manufacturers. However, the Company may, in the future, rebrand and sell products under its own brand, subject to applicable regulatory requirements and compliance obligations.

When a client requests additional packaging and labeling services, we coordinate with third-party packaging providers to ensure that the packaging meets required specifications. These services include supplement customization, packaging adjustments, and personalized instructions. The Company currently outsources packaging and labeling activities to third-party service providers, while overseeing packaging specifications, labeling requirements, and quality control prior to distribution. The Company does not currently operate from a dedicated packaging or warehouse facility.

Our dietary supplements offered include:

1. Bone and Joint Support Powder Sachet

A dietary supplement powder sachet containing Type II collagen, mangosteen extract, frankincense extract, and other ingredients selected by the manufacturer.

2. Cervical Support Powder Sachet

A dietary supplement powder sachet containing nutrients and plant-derived ingredients selected by the manufacturer.

3. Skin Health Nutraceutical Powder Sachet

A dietary supplement powder sachet containing nutrients and plant-derived ingredients selected by the manufacturer.

4. Eye Health Formula Powder

A dietary supplement powder sachet containing botanical extracts and nutrients selected by the manufacturer.

Third Party Testing - Contaminants

Three of the Company’s dietary supplement products are supported by third-party laboratory testing reports relating to the absence of certain microbiological contaminants and heavy metals within applicable detection limits. The testing was performed by an independent laboratory accredited under MS ISO/IEC 17025 standards in Malaysia. However, the laboratory reports relate only to the specific samples tested and do not constitute governmental approval, certification, or confirmation of product safety, efficacy, or medical effectiveness.

The Company also believes its experience in handling dietary supplement and wellness products may assist clients in preparing packaging and labeling materials intended to align with applicable regulatory and industry standards. In addition, integrating these services with the Company’s product sourcing activities may provide clients with a more streamlined supply chain process by allowing them to obtain products and related packaging services through a single provider.

For the year ended December 31, 2024, the Company generated approximately $41,254 in revenue from packaging and labeling services. However, no revenue from packaging and labeling services was generated during the year ended December 31, 2025 or the three months ended March 31, 2026. The Company intends to continue pursuing opportunities relating to packaging and labeling services as part of its business strategy, although there can be no assurance that additional client engagements will be secured.

Packaging and labeling Services

RZ Wellness Limited specializes in customized packaging and labeling services for dietary and wellness products, designed to support branding requirements, product presentation, and market readiness.

The company’s services include:

• Product packaging preparation in accordance with clients' specified requirements, including planning and coordination of packaging formats, materials, and presentation. This service involves liaising between the client and third-party packaging service providers where necessary to ensure appropriate product protection, compliance with handling requirements, and alignment with the client's branding and presentation standards.

• Application of product labels, including coordination between the client and third-party packaging providers to ensure labels are applied accurately and consistently. This includes verifying placement, durability, and adherence to branding guidelines, as well as ensuring all required informational content, such as nutrition information, ingredient listings, regulatory information, and batch identification, is correctly displayed.

These services may be provided as part of the company’s product sales activities or as standalone services, depending on business arrangements. We aim to deliver products and services that meet client requirements and expectations, including quality checks and product preparation to ensure products are correctly packaged, labeled, and handled.

The Company’s packaging and labeling services are provided as an additional service offering to business clients, particularly clients that do not maintain in-house packaging or labeling capabilities or prefer to outsource such functions. Clients may engage the Company for packaging and labeling services in connection with the Company’s product sourcing and distribution activities rather than coordinating such services independently.  As of the date hereof, the Company has no clients under contract for its packaging and labeling solutions.

Marketing Strategy

To enhance brand visibility and attract new clients, we have developed and launched a company website at https://rzwellnessltd.com, which serves as the central hub for showcasing our health supplements and services. We also utilize search engine marketing to increase the reach and effectiveness of our website. In line with this, we utilize online paid advertising campaigns to boost brand recognition, while continuously improving client satisfaction to foster word-of-mouth referrals.

In addition to our website, we actively engage in social media and e-commerce marketing campaigns across platforms such as Facebook, TikTok and other relevant dietary and wellness forums. This multi-channel approach is designed to strengthen our online presence and effectively engage with our target audience.

The Company currently uses social media primarily for brand visibility, customer engagement, and communication with prospective clients, rather than as a direct sales platform. The Company intends to further expand its social media marketing efforts over time, including through more structured promotional campaigns and content development initiatives.

We also recognize the value of client referrals as a highly effective and cost-efficient method for acquiring new clients. To further support our marketing efforts, we intend to leverage the Director’s personal networks and professional connections.

The Company has implemented internal review procedures designed to ensure that marketing materials, including website and social media content, do not contain impermissible health or medical claims. Standard disclaimers are used where appropriate, and all marketing materials are reviewed by Ms. Nicole Chia Tzu Hsuan prior to publication.

Future Plans

In the next 12 months, RZ Wellness Limited's strategic focus will be on actively promoting our dietary supplements to expand our client base. We intend to leverage a variety of marketing channels to increase the visibility and recognition of our products. This will include executing targeted promotional campaigns, seeking networking opportunities, and enhancing our online presence through digital marketing initiatives. Our goal is to position ourselves as a trusted and preferred provider of dietary supplements in the market. We will continuously assess and refine our promotional strategies to ensure they align with client preferences and contribute to the long-term growth and success of the business.

We plan to identify and engage additional local manufacturers as part of our strategy to optimize procurement costs and strengthen our supply chain. By procuring from a wider base of local manufacturers, we aim to reduce reliance on any single manufacturer and manage potential supply disruptions. This approach is expected to support more competitive pricing through improved negotiation leverage and provide greater flexibility in meeting varying production requirements.

Currently, the Company remains substantially dependent on a limited number of suppliers/manufacturers for its products, and disruption in supply arrangements could materially adversely affect the Company’s operations and ability to fulfill customer demand.

Additionally, we plan to rent a warehouse facility to store inventory manufactured by local manufacturers. The warehouse will serve as a centralized location for inventory management, enabling us to maintain adequate stock levels, streamline distribution processes, provide packaging and labeling services more efficiently, and respond more effectively to customer demand. This initiative is intended to support smoother operations and provide better control over inventory handling and storage.

As of the date of this prospectus, the Company has not entered into any lease agreement for a warehouse facility. The Company currently expects to secure a warehouse facility within the next 24 months, subject to capital availability, operational needs, and business expansion requirements.

Government Regulations

RZ Wellness Sdn Bhd operates under the jurisdiction of Malaysian laws and regulations, which govern and regulate our business activities, including the sale and distribution of health/wellness supplement products. To the best of our knowledge, we are not required to obtain any material licenses for our current operations, except for standard business registration requirements in jurisdictions where we operate. However, certain health supplement products may be subject to registration requirements with the National Pharmaceutical Regulatory Agency (“NPRA”) under the Ministry of Health Malaysia, depending on product classification.

The Company currently does not hold any product registrations with the NPRA. As a distributor, the Company relies on its third-party suppliers and manufacturers to ensure that products are duly registered where applicable and comply with relevant Malaysian regulatory requirements. The Company does not currently act as the products holder or manufacturer for purposes of NPRA registration.

We are also subject to applicable consumer protection and product labeling requirements to ensure that our products are safe, properly labeled, and not misleading.

For its packaging and labeling activities, the Company operates as a service provider and is not currently subject to any specific licensing requirements beyond standard business registration requirements and compliance with applicable labeling and consumer protection regulations.

When the Company conducts its business, including sales and customer engagement activities, the Company or its employees may need to access personal information, as outlined in the Personal Data Protection Act 2010 (“PDPA”). According to the PDPA, a Data User, such as the Company or its employees, is prohibited from processing personal data related to an individual unless that individual has granted consent for such processing. Failure to adequately protect personal data or ensure its secure handling could expose us to potential regulatory investigations or enforcement actions under applicable data protection or consumer protection laws. The interpretation and enforcement of these regulations may evolve over time, which could result in increased compliance obligations and costs.

The Company is continuing to assess its regulatory obligations and will obtain any additional licenses, permits, or approvals that may become necessary in connection with future operations or changes to its business model.

Employees

As of August 26, 2026, RZ Wellness Limited has one employee, Ms. Nicole Chia Tzu Hsuan, who serves as our President and our sole Director. Currently, Ms. Nicole Chia Tzu Hsuan is able to dedicate up to 30 hours per week to the business but is prepared to increase her time commitment if necessary.

Ms. Nicole Chia Tzu Hsuan also serves as the sole director of RZ Wellness Sdn. Bhd. effective April 30, 2026. Prior to such appointment, Ms. Sally Ng Sook Min served as the sole director of RZ Wellness Sdn. Bhd.

Currently, Ms. Nicole Chia Tzu Hsuan is not compensated for her services in her roles with either RZ Wellness Limited or RZ Wellness Sdn. Bhd.

From time to time, the Company engages freelancers and part-time workers with industry-related experience and expertise in promotional marketing to assist with operations.

The Company does not currently provide pension, health, annuity, insurance, stock options, profit-sharing, or similar benefit plans, although it may consider adopting such plans in the future. At present, no personal benefits are provided to the employee, officer, or director.

Ms. Nicole Chia Tzu Hsuan has not received any salary, compensation, reimbursement, benefits, or other remuneration from the Company or its subsidiary to date. In addition, there are no employment agreements between the Company and Ms. Nicole Chia Tzu Hsuan.

Pricing

The Company’s pricing model is designed according to the nature of the products and services offered and is determined after taking into account a range of relevant factors, including costs, market conditions, the scope of services, and operational considerations.

For the sale of dietary supplement products, the Company procure its dietary supplement products from a licensed manufacturer with reputation and experience in the industry. After procuring the products, the Company sets selling prices with a markup of 25% to 50%, based on the product type, market conditions, and operational expenses. This pricing approach allows the Company to cover procurement and distribution costs while maintaining competitive prices and supporting sustainable business growth.

The fees for packaging and labeling services are set on a case-by-case basis, depending on the specific requirements of each order and operational considerations. Pricing is determined based on the size and volume of products or the minimum order quantity, and also takes into account costs such as labor, materials, equipment usage, and other related expenses involved in handling, preparation, quality checks, and delivery.

By setting fees with reference to these factors, the Company aims to maintain reasonable pricing levels that reflect the actual cost of providing the service while meeting the varying needs of its clients.

Competitive Advantages

The dietary supplement market is highly competitive, with many established companies possessing greater financial resources, stronger brand recognition, and wider distribution networks. This creates significant competition in pricing, client reach, and overall market presence. To succeed in this environment, our company focuses on competitive pricing, diverse sales channels, and leveraging the CEO’s extensive professional network.

We promote our products through online social networking and e-commerce platforms such as Facebook and TikTok; however, we have not generated any sales through these platforms to date. By sharing product updates, customer testimonials, and promotions, we build brand awareness and strengthen trust. Social media also enables us to respond quickly to inquiries, gather feedback, and monitor market trends, helping us adapt our offerings efficiently.

Although the Company maintains an online presence, its primary business model currently focuses on direct business-to-business relationships and customer communications rather than online retail sales.

In addition to online channels, the Company conducts offline business development through management’s professional relationships, business referrals, direct communications, and cold outreach to potential business customers. Ms. Nicole Chia Tzu Hsuan has prior sales experience with Dswiss Sdn. Bhd., where she gained general familiarity with dietary supplement products, customer communications, and industry-related sales processes. These networks allow us to promote our products directly, access potential clients efficiently, and expand our market presence through trusted relationships. By combining online reach with offline, relationship-driven sales, we maximize both market penetration and client engagement.

For our packaging and labeling services, we compete by helping clients to save both time and costs. Many clients purchase products from us and require additional repackaging or labeling before selling them. By coordinating these services through third-party providers, we eliminate the need for clients to search for, negotiate with, and coordinate multiple third-party vendors, which reduces operational costs such as transportation, supplier sourcing, communication, and administrative expenses.

In addition, integrating product supply with packaging and labeling services helps minimize production and delivery delays. This integrated approach provides greater convenience and flexibility for our clients, allowing them to streamline operations and focus on their core business activities. As a result, our efficiency-driven, cost-effective, and one-stop service model strengthens our competitive position in the packaging and labeling services market.

USE OF PROCEEDS

Our offering is being conducted on a self-underwritten, best efforts basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price is fixed at $0.03 per share for the duration of the offering.

Proceeds from the sale of securities offered hereby are expected to be deposited directly into the Company’s account. However, the Company reserves the right to utilize a designated account, including an escrow-type account or similar arrangement, if it later determines such structure is appropriate or advisable. Any funds received in connection with this offering will be available for the Company’s use, subject to applicable law. Investors should not rely on the sale of any minimum number of shares or the participation of any other investors in this offering. All funds received in connection with this offering are non-refundable, except as may be required by applicable law.

The following table sets forth our estimated use of proceeds assuming the sale of 25%, 50%, 75%, and 100% of the shares being offered by the Company. There can be no assurance that we will sell any or all of the shares offered or raise gross proceeds of $165,000. Accordingly, management will have broad discretion in the application of proceeds and may reallocate proceeds among the categories set forth below based upon operational requirements, the amount of proceeds actually raised, changing business conditions, or other factors presently unknown to the Company. The amounts below therefore represent management’s current estimates only and may change.

We estimate our total offering registration costs to be approximately $41,023. We currently intend to use proceeds from this offering to pay offering expenses. To the extent available funds and offering proceeds are insufficient to satisfy such expenses, additional amounts may be loaned to or otherwise provided by our sole officer and director, Ms. Nicole Chia Tzu Hsuan. There is no assurance that such additional funds will be available.

The table below summarizes our current anticipated use of proceeds over the next 12 months:

Planned Use of Proceeds	If 1,375,000 shares (25%) are sold:	If 2,750,000 shares (50%) are sold:	If 4,125,000 shares (75%) are sold:	If 5,500,000 shares (100%) are sold:

Warehouse facilities	$-	6,000	8,000	10,000
Staffing	$-	3,000	7,000	9,000
Advertising and marketing expenses	$-	2,000	8,000	15,000
Funding for day-to-day operations	$-	10,250	34,500	59,750
Expenses related to ongoing reporting requirements	$-	20,000	25,000	30,000
Offering expenses	$41,250	41,250	41,250	41,250

Total	$41,250	82,500	123,750	165,000

Planned Use of Proceeds	Description

Warehouse Facilities	Includes rental deposits, monthly rental, utilities, basic storage setup, shelving and racking, security or access control, insurance, and other costs related to future warehouse space for inventory storage, packaging coordination, logistics handling and distribution support.

Staffing	Includes part-time or freelance personnel to assist with packaging and labeling support, administrative assistance, sales and customer support, marketing support, logistics coordination, inventory handling, and other operational functions as the business expands.

Advertising and Marketing Expenses	Includes website maintenance, search engine optimization, search engine marketing, paid digital advertising campaigns, social media content development, product photography, printed and digital promotional materials, customer acquisition initiatives, business networking activities, and other marketing efforts intended to increase brand visibility and customer engagement.

Funding for Day-to-Day Operations	Includes product sourcing deposits, packaging materials, third-party packaging service provider fees, logistics and courier costs, office expenses, software subscriptions, bookkeeping expenses, bank charges, professional fees, general administrative expenses, and other working capital needs required to support the Company’s ordinary course operations.

Expenses Related to Ongoing Reporting Requirements	Includes costs relating to the preparation and filing of future periodic and current reports, auditor review fees, EDGAR and XBRL filing support for ongoing reporting, OTC quotation-related expenses, transfer agent annual fees and other compliance costs expected to be incurred after the effectiveness of this registration statement.

Offering Expenses	Includes legal fees, audit fees, SEC filing fees and other professional fees and expenses directly related to this offering and registration statement.

The above figures represent estimated expenditures for the 12 months following the effectiveness of this registration statement. Actual expenditures may vary materially from the amounts set forth above depending on the amount of proceeds raised, operational developments, market conditions, and other factors presently unknown to the Company.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby is fixed at $0.03 per share. The offering price was determined arbitrarily by the Company and does not necessarily bear any relationship to our assets, book value, historical operating results, financial condition, or any other established criteria of value. In determining the offering price, we considered factors such as our limited operating history, financial condition, prospects, and the general conditions of the securities markets.

DILUTION

The offering price of the shares of common stock offered hereby is fixed at $0.03 per share. Purchasers of shares in this offering will experience immediate dilution in the net tangible book value of their investment. Dilution represents the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after completion of this offering.

Net tangible book value represents our total tangible assets less our total liabilities. As of March 31, 2026, our net tangible book value was approximately $21,342, or approximately $0.0051 per share, based upon 4,200,000 shares of common stock outstanding.

After giving effect to the sale of all 5,500,000 shares of common stock offered hereby at the public offering price of $0.03 per share, and after deducting estimated offering expenses payable from the proceeds of this offering, our pro forma net tangible book value would have been approximately $145,092, or approximately $0.0150 per share, based upon 9,700,000 shares of common stock outstanding.

This represents an immediate increase in net tangible book value of approximately $0.0099 per share to existing stockholders and an immediate dilution of approximately $0.0150 per share to purchasers in this offering.

Amount
Offering price per share	$0.0300
Net tangible book value per share before the offering	$0.0051
Increase in net tangible book value per share attributable to new investors	$0.0099
Net tangible book value per share after the offering	$0.0150
Dilution per share to new investors	$0.0150

Because this offering is being conducted on a best-efforts basis and no minimum amount of securities is required to be sold, the net tangible book value per share after the offering and the resulting dilution to new investors will vary depending upon the number of shares sold. Future issuances of common stock may result in additional dilution to investors purchasing shares in this offering.

PLAN OF DISTRIBUTION

The Company has 4,200,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is offering an additional 5,500,000 shares of common stock at a fixed offering price of $0.03 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our sole officer and director, Nicole Chia Tzu Hsuan, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Nicole Chia Tzu Hsuan is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. She will also not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Nicole Chia Tzu Hsuan is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Nicole Chia Tzu Hsuan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Nicole Chia Tzu Hsuan will not participate in selling an offering of securities for any single issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Prior to this Offering, no public market has existed for the common stock of RZ Wellness Limited. Upon completion of this Offering, we intend to seek quotation of our common stock on the OTCQB® Venture Market, also known as the “OTCQB,” operated by OTC Markets Group, Inc. (“OTC Markets”).

If we are unable to satisfy the requirements for quotation on the OTCQB, we may seek quotation on another tier of the OTC Markets, including the OTC Pink® Market or another available quotation tier. However, there can be no assurance that our common stock will be quoted on the OTCQB, any tier of the OTC Markets, or any other public market.

In order for our common stock to be quoted on any tier of the OTC Markets, a market maker must file an application with FINRA to initiate and maintain a market in our securities. As of the date of this prospectus, we have not entered into any arrangement with a market maker to quote our common stock. There can be no assurance that a market maker will agree to file the necessary application or that any such application will be approved. If no public trading market develops for our common stock, investors may have difficulty selling their shares, if at all, and their investment may be negatively impacted.

This offering is being conducted by the Company on a self-underwritten, best efforts basis. The Company will not utilize underwriters, broker-dealers, agents, or other persons who will receive underwriting discounts, commissions, or similar compensation in connection with the sale of the shares offered hereby. All shares offered by the Company pursuant to this prospectus will be sold at a fixed price of $0.03 per share for the duration of the offering. Shares may be sold from time to time in one or more transactions directly by the Company.

In order to comply with the securities laws of certain states and foreign jurisdictions, if applicable, the shares offered hereby may only be sold in such jurisdictions if they have been registered or qualified for sale, or if an exemption from registration or qualification is available and complied with by the Company.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with respect to transactions in the Company’s securities during the period in which this registration statement remains effective.

The Company will bear all expenses incurred in connection with the registration and offering of the shares, including expenses associated with compliance under applicable securities laws and the Securities Exchange Act of 1934, as amended. Such expenses are expected to consist primarily of legal, accounting, Edgarization, filing, transfer agent, and other offering-related costs; however, actual expenses may differ materially from current estimates.

The Company may offer and sell shares to investors both within and outside of the United States, to the extent permitted by applicable law. The Company currently anticipates that a substantial portion of any sales in this offering, if any, may occur outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks submitted for subscriptions must be made payable either to (i) “RZ Wellness Limited” or (ii) an escrow agent or other designated account, if any, as determined by the Company. The Company may also accept payment by wire transfer, telegraphic transfer, or other approved forms of payment.

The Company intends to deliver stock certificates representing shares purchased in this offering, or upon request by the investor, evidence of book-entry ownership in the form of an account statement, within ninety (90) days following the close of the offering or such earlier time as determined by the Company.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions, in whole or in part, for any reason permitted by law or for no stated reason. Any funds received in connection with rejected subscriptions will be returned promptly by the Company or any designated escrow agent, without interest or deduction, to the extent required by applicable law. Investors may be notified regarding the acceptance or rejection of subscriptions through electronic communications, verbal communications, or other commercially reasonable means.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. No preferred stock is currently authorized. As of the date of this prospectus, there were 4,200,000 shares of common stock issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

Subject to applicable law and the rights of any future class or series of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared by our Board of Directors out of legally available funds. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share in our remaining assets legally available for distribution to stockholders after payment of liabilities and any preferential amounts payable to creditors.

Holders of our common stock have no preemptive, subscription, redemption, conversion, or sinking fund rights. Our bylaws provide that no holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for, purchase, or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series.

Pursuant to our bylaws, the holders of at least one-third of the outstanding voting shares entitled to vote at a meeting shall constitute a quorum for the transaction of business. Our bylaws further permit stockholder action by written consent without a meeting to the fullest extent permitted under Nevada law.

Options and Warrants

There are no outstanding options or warrants to purchase our securities.

Convertible Notes

There are no outstanding securities convertible into shares of our common stock.

Dividend Policy

We have not declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the payment of dividends will be made by our Board of Directors and will depend upon, among other things, our results of operations, financial condition, capital requirements, contractual restrictions, and other factors deemed relevant by our Board of Directors.

Transfer Agent

We do not currently have a transfer agent. We intend to engage a transfer agent in connection with or following this offering.

Market Information

There is currently no public market for our common stock. We intend to seek quotation of our common stock on the OTCQB operated by OTC Markets Group Inc. If we are unable to satisfy the requirements for quotation on the OTCQB, we may seek quotation on another tier of the OTC Markets. However, there can be no assurance that our common stock will be quoted on any tier of the OTC Markets.

Holders

As of the date of this prospectus, we have two shareholders of record of our common stock, Ms. Nicole Chia Tzu Hsuan our sole officer and director and Ms. Sally Ng Sook Min.

Indemnification of Directors and Officers

Our bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted under the laws of the State of Nevada against liabilities and expenses incurred in connection with their service to the Company. Our bylaws further provide that expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Company in advance of the final disposition of such matter, subject to receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.

Penny Stock Regulation

The SEC has adopted rules that generally define a “penny stock” as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will likely be considered a penny stock.

Broker-dealers who sell penny stocks to persons other than established customers and accredited investors are subject to additional sales practice requirements, including a requirement to provide purchasers with a standardized risk disclosure document prepared by the SEC. In addition, broker-dealers must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.

The penny stock rules also require that, prior to a transaction, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock and may make it more difficult for investors to sell their shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl P. Ranno, with an office address at 2733 East Vista Drive, Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will file annual, quarterly, and current reports and other information with the SEC in accordance with the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet website at www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

Our principal executive offices are located at D109, Level 1, Block D, Kelana Square, Jalan SS7/26, 47301 Petaling Jaya, Selangor, Malaysia. Written correspondence to the Company should be addressed to the attention of Nicole Chia Tzu Hsuan, our sole officer and director, at the foregoing address.

 DESCRIPTION OF FACILITIES

At this time, we rent co-sharing office space, from a third party, at a total cost of approximately $253 per year, at D109, Level 1, Block D, Kelana Square, Jalan SS7/26, 47301 Petaling Jaya, Selangor, Malaysia. The rental period is for a period of one year from April 8, 2026 through April 7, 2027.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our sole officer and director, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding our sole officer and director, who will continue to serve in such positions, is provided below:

Officer/ Director Biography

NAME	AGE	POSITION
Nicole Chia Tzu Hsuan	32	Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, Director

Background of Ms. Nicole Chia Tzu Hsuan

Nicole Chia Tzu Hsuan- President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Director

In 2017, Ms. Nicole Chia Tzu Hsuan graduated with a Bachelor's Degree in Accounting from Tunku Abdul Rahman University College (TARUC). She began her career in October 2017 as an Audit Executive at Khoo Wong & Chan Chartered Accountants, a company based in Malaysia. Her responsibilities included audit planning and fieldwork, conducting audits across various industries, ensuring financial statements complied with statutory requirements, preparing audit reports and management letters, documenting audit findings with recommendations, liaising with clients, ensuring timely completion of audits, and assisting with other assignments and special projects. Ms. Nicole Chia Tzu Hsuan resigned from her position as an Audit Executive at Khoo Wong & Chan Chartered Accountants in March 2022.

In April 2022, Ms. Nicole Chia Tzu Hsuan joined United Interline Sdn. Bhd. as an Account Executive. During her tenure at United Interline, she was responsible for managing full sets of accounts, handling month-end and year-end closings, preparing group consolidations and monthly financial statements, overseeing accounts payable and receivable, managing taxation and e-invoicing submissions, performing reconciliations and audit support, coordinating with auditors and authorities, and ensuring accurate records and regulatory compliance. Ms. Nicole Chia Tzu Hsuan left her position at United Interline in October 2022.

In November 2022, Ms. Nicole Chia Tzu Hsuan became a sales executive at Dswiss Sdn. Bhd, a company specializing in health, wellness, and beauty products across multiple Asian markets, including Malaysia, Singapore, Indonesia, Hong Kong, Taiwan, Macau, and China. Dswiss offers dietary supplements and personal care products and provides private label services, including formulation, production, and packaging. Since joining, she was promoted in January 2023 and has excelled as a senior sales executive, earning the top sales performer award by leveraging her expertise and industry connections to drive significant sales. In her role at Dswiss, Ms. Nicole Chia Tzu Hsuan has gained sales and customer-facing experience involving dietary supplement and wellness products, including product familiarization, customer communications, digital marketing support, e-commerce sales support, procurement coordination, and coordination with internal teams in connection with sales activities. Ms. Nicole Chia Tzu Hsuan remains employed as a senior sales executive at Dswiss Sdn. Bhd to the present date.

Since January 2026, Ms. Nicole Chia Tzu Hsuan has been serving as Chief Executive Officer, President, Secretary, Treasurer, and Director of RZ Wellness Limited. Ms. Hsuan is currently the sole employee of the company, and devotes approximately 30 hours per week to RZ Wellness Limited’s operations.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and or directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants.

At this time the Board of Directors is composed of only one individual, Ms. Nicole Chia Tzu Hsuan, who reviews the Company's internal accounting controls, practices and policies.

Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

∙	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

∙	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

∙	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting based on the parameters set forth above and has concluded that as of December 31, 2025, our internal control over financial reporting was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles as a result of the following material weaknesses:

∙	The Company does not have sufficient segregation of duties within accounting functions due to only having one officer and limited resources.

∙	The Company does not have an independent board of directors or an audit committee.

∙	The Company does not have written documentation of our internal control policies and procedures.

We plan to rectify these weaknesses by implementing an independent board of directors, establishing written policies and procedures for our internal control of financial reporting, and hiring additional accounting personnel at such time as we complete a reverse merger or similar business acquisition.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole director, Ms. Nicole Chia Tzu Hsuan, believes that it is not necessary to have such committees, at this time, because she believes she can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, consisting solely of Nicole Chia Tzu Hsuan, has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our sole director, Ms. Nicole Chia Tzu Hsuan, is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our sole director does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and our current financial condition.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent directors until such time as we are required to do so.

At this time, the Board of Directors, is composed of only one individual, Ms. Nicole Chia Tzu Hsuan.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, consisting solely of Ms Nicole Chia Tzu Hsuan, evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors, consisting solely of Ms Nicole Chia Tzu Hsuan, believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our sole officer and director, Nicole Chia Tzu Hsuan, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The below table includes compensation paid to our sole officer and director during our fiscal year ended December 31, 2025 and 2024.

Summary Compensation Table:

Name and principal position (a)	As of December 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Nicole Chia Tzu Hsuan, Chief Executive Officer, Chief Financial Officer and Director	2025	-	-	-	-	-	-	-	-
Nicole Chia Tzu Hsuan, Chief Executive Officer, Chief Financial Officer and Director	2024	-	-	-	-	-	-	-	-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officer or director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this prospectus, the Company has 4,200,000 shares of common stock issued and outstanding.

The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Nicole Chia Tzu Hsuan[1]	4,150,000	98.81%	98.81%
Sally Ng Sook Min (former Director of subsidiary)	50,000	1.19%	1.19%
5% or greater Shareholders (of any class)
N/A	-	-	-
Total	4,200,000	100%	100%

1 Nicole Chia Tzu Hsuan is our sole officer and director.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

At this time, we rent co-sharing office space from a non-related third party at a total cost of $258, at D109, Level 1, Block D, Kelana Square, Jalan SS7/26, 47301 Petaling Jaya, Selangor, Malaysia. The rental period is for one year, from April 8, 2026 through April 7, 2027.

Contributions

As of March 31, 2026, Nicole Chia Tzu Hsuan, our sole officer and director, had advanced approximately $783 to the Company for working capital purposes. Such advances are unsecured, non-interest bearing, and payable on demand.

Sale of Shares

On January 13, 2026, the Company issued 10,000 and 50,000 shares of restricted common stock to Nicole Chia Tzu Hsuan, our Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director, and Sally Ng Sook Min, the former officer, director, and controlling shareholder of RZ Wellness Sdn. Bhd., respectively, at a price of $0.0001 per share, for aggregate consideration of $1 and $5, respectively.

The foregoing issuances were conducted pursuant to Regulation S under the Securities Act of 1933, as amended (“Regulation S”). The sale of the shares was made only to non-U.S. persons, as defined under Rule 902(k)(2)(i) of Regulation S, in offshore transactions, and no directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On April 6, 2026, the Company issued 4,140,000 shares of restricted common stock to Nicole Chia Tzu Hsuan, our sole officer and director, at a price of $0.0001 per share, for total consideration of $414. This issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The proceeds from the foregoing issuances were used by the Company for working capital.

Relationship with Dswiss Sdn. Bhd.

The Company purchases dietary supplement products for resale from multiple third-party suppliers. RZ Wellness Sdn. Bhd., the Company’s wholly owned subsidiary, previously maintained a product supply and storage agreement with Dswiss Sdn. Bhd. (“Dswiss”), which became effective on January 1, 2024. The agreement had a two-year term and expired on December 31, 2025, without renewal. Dswiss accounted for approximately 79% and 48% of the Company’s total purchases during 2024 and 2025, respectively. The Company has no current intention to renew the expired agreement.

Pursuant to the prior agreement, Dswiss supplied certain dietary supplement products to RZ Wellness Sdn. Bhd. on a purchase-order basis and provided storage space and related operational support services for certain products maintained by RZ Wellness Sdn. Bhd. Payment terms under the arrangement were generally cash on delivery unless otherwise agreed by the parties.

The Company has not engaged in any transactions with Dswiss since the beginning of the first quarter of 2026. However, the Company may purchase products from Dswiss in the future. Any such purchases would be subject to terms negotiated at that time, either on a purchase-by-purchase basis or under a new supply agreement. The expired agreement does not impose any continuing material rights or obligations on the Company.

Ms. Nicole Chia Tzu Hsuan, the Company’s sole officer and director, is also an employee of Dswiss Sdn. Bhd. Management evaluated the relationship between the Company and Dswiss Sdn. Bhd. and concluded that Dswiss Sdn. Bhd. is not a related party of the Company. Ms. Nicole Chia Tzu Hsuan does not hold any ownership interest, directorship, management position or final decision-making authority in Dswiss Sdn. Bhd. and does not have the ability to control or exercise significant influence over Dswiss Sdn. Bhd. The Company and Dswiss Sdn. Bhd. are also not under common control. Accordingly, management concluded that Dswiss Sdn. Bhd. does not meet the definition of a related party and that transactions between the Company and Dswiss Sdn. Bhd. are not related-party transactions.

Dswiss is aware of and does not prohibit Ms. Hsuan’s involvement with the Company but has not provided her with a separate written consent, approval or waiver. Dswiss does not maintain a written conflict-of-interest, outside-business, confidentiality, non-solicitation or similar employment policy applicable to Ms. Hsuan’s involvement with the Company. Nevertheless, potential conflicts could arise if Ms. Hsuan were to participate on behalf of both companies in a transaction, use Dswiss’s confidential or proprietary information for the Company’s benefit, divert Dswiss’s customers or business opportunities, or favor the Company in matters involving Dswiss.

Ms. Hsuan does not have final authority over pricing, commercial terms or other material business decisions at Dswiss and does not participate in Dswiss’s final approval process. If the Company enters into a transaction with Dswiss in the future, Ms. Hsuan will not participate on behalf of Dswiss in its negotiation, pricing, approval or other decision-making process. Those matters will be handled and approved by other members of Dswiss management. Ms. Hsuan does not receive any commission, sales credit, bonus or other compensation from Dswiss attributable to transactions involving the Company.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction(s).

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our fiscal period ended  December 31, 2025 and 2024.

2025
Audit fees	$8,350
Auditor related fees	-
Tax fees	302
All other fees	-

Total	$8,652

2024
Audit fees	$8,327
Auditor related fees	-
Tax fees	262
All other fees	-

Total	$8,589

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F2
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2025 AND 2024	F3
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024	F4
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024	F5
CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024	F6
NOTES TO THE FINANCIAL STATEMENTS	F7 – F9

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

RZ Wellness Limited

401 Ryland St.

Ste 200-A

Reno, Nevada 89502

United States

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RZ Wellness Limited (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statement of operations and comprehensive loss, consolidated statement of changes in stockholders’ equity, and consolidated statement of cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with the accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there were no critical audit matters.

/s/ JP Centurion & Partners PLT
JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2026.
Kuala Lumpur, Malaysia
July 20, 2026

PCAOB ID: 6723

- F2 -

Item 1. Financial Statements

RZ WELLNESS LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31, 2025	As of December 31, 2024
	(Audited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$41,041	$37,304
Account receivables	25,199	45,151
TOTAL CURRENT ASSETS	66,240	82,455

TOTAL ASSETS	$66,240	$82,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses and other payables	1,680	603
Account payable	8,048	-
Dividend payable	24,655	22,374
TOTAL CURRENT LIABILITIES	34,383	22,977

TOTAL LIABILITIES	$34,383	$22,977

SHAREHOLDERS’ EQUITY
Common stock – Issued and outstanding: 60,000 as of December 31, 2025 and 2024	$6	$6
Additional paid in capital	(6)	(6)
Accumulated other comprehensive income	7,429	1,842
Retained earning	24,428	57,636
TOTAL SHAREHOLDERS’ EQUITY	$31,857	$59,478
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$66,240	$82,455

See accompanying notes to consolidated financial statements.

- F3 -

RZ WELLNESS LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the year ended December 31, 2025	For the year ended December 31, 2024
	(Audited)	(Audited)
REVENUE	$22,529	89,968

COST OF REVENUE	(14,667)	(36,591)

GROSS PROFIT	$7,862	53,377

GENERAL AND ADMINISTRATIVE EXPENSES	(16,415)	(24,846)

(LOSS)/INCOME FROM OPERATION BEFORE INCOME TAX	$(8,553)	28,531

INCOME TAX EXPENSES	-	-

NET (LOSS)/INCOME	$(8,553)	28,531

OTHER COMPREHENSIVE LOSS
FOREIGN CURRENCY TRANSLATION LOSS	(5,587)	(2,055)

TOTAL COMPREHENSIVE (LOSS)/INCOME	$(14,140)	26,476

NET (LOSS)/INCOME PER SHARE- BASIC AND DILUTED	(0.14)	0.47

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	60,000	60,000

See accompanying notes to consolidated financial statements.

- F4 -

RZ WELLNESS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

(AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common Stock		Additional	Accumulated Other		Total
	Number of Shares	Amount	Paid-in Capital	Comprehensive Loss	Retained Earning	Stockholders’ Equity
Balance as of December 31, 2023	60,000	$6	$(6)	$(213)	$51,479	$51,266
Dividend declared	-	-	-	-	(22,374)	(22,374)
Net profit	-	-	-	-	28,531	28,531
Foreign currency translation	-	-	-	2,055	-	2,055
Balance as of December 31, 2024	60,000	$6	$(6)	$1,842	$57,636	$59,478

	Common Stock		Additional	Accumulated Other		Total
	Number of Shares	Amount	Paid-in Capital	Comprehensive Loss	Retained Earning	Stockholders’ Equity
Balance as of December 31, 2024	60,000	$6	$(6)	$1,842	$57,636	$59,478
Dividend declared	-	-	-	-	(24,655)	(24,655)
Net loss	-	-	-	-	(8,553)	(8,553)
Foreign currency translation	-	-	-	5,587	-	5,587
Balance as of December 31, 2025	60,000	$6	$(6)	$7,429	$24,428	$31,857

See accompanying notes to consolidated financial statements.

- F5 -

RZ WELLNESS LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the year ended December 31, 2025	For the year ended December 31, 2024
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(8,553)	$28,531

Changes in operating assets and liabilities:
Account receivables	23,263	(10,795)
Account payable	7,625	(4,442)
Accrued liabilities and other payables	961	(2,307)

Net cash provided by operating activities	$23,296	$10,987

CASH FLOWS FROM FINANCING ACTIVITY:
Dividend paid	$(23,358)	$-

Net cash used in financing activity	$(23,358)	$-

Effect of exchange rate changes on cash and cash equivalents	$3,799	$943

Net increase in cash and cash equivalents	$3,737	$11,930
Cash and cash equivalents, beginning of year	37,304	25,374

CASH AND CASH EQUIVALENTS, END OF YEAR	$41,041	$37,304

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

- F6 -

RZ WELLNESS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

RZ Wellness Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on January 13, 2026.

The Company operates through its wholly owned subsidiary, RZ Wellness Sdn. Bhd., in Malaysia. The Company currently does not rebrand products under its own “RZ” name or logo. The Company’s current operations are limited to the sale of dietary supplement products sourced from third-party manufacturers. However, the Company may, in the future, rebrand and sell products under its own brand, subject to applicable regulatory requirements and compliance obligations. The Company also assists third-party clients with packaging and labeling solutions through relationships with third-party service providers in Malaysia.

The Company purchases dietary supplement products for resale from multiple third-party suppliers and manufacturers in Malaysia. Certain products are purchased on a purchase order or as-needed basis without long-term supply agreements. As a result, the Company may source products from different suppliers depending on customer demand, product availability, pricing, and operational considerations

The Company’s executive office is located at D109, Level 1, Block D. Kelana Square, Jalan SS7/26, 47301 Petaling Jaya, Selangor, Malaysia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company for the year ended December 31, 2025 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted December 31 as its fiscal year end.

The consolidated financial statements for the years ended December 31, 2025 and 2024 have been prepared on a consolidated basis to reflect the financial position and results of operations of the Company and its subsidiaries under common control prior to the completion of the reorganization into a single holding company on March 16, 2026. The consolidated financial statements include the accounts of entities under common control and present the historical results as if the entities had been consolidated for all periods presented.

The reporting currency of the Company is United States Dollars (“US$”), which is also the functional currency of the Company.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Revenue Recognition

The Company generates revenue primarily from the sale of health supplement products and the provision of packaging and labeling services. In accordance with Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), revenue is recognized when the customer obtains control of the promised services and in an amount that reflects the consideration the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) Identification of the promised goods and services in the contract;

(ii) Determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) Measurement of the transaction price, including the constraint on variable consideration;

(iv) Allocation of the transaction price to the performance obligations; and

(v) Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company generates revenue primarily from the sale of dietary supplement products and the provision of packaging and labeling services. The Company has implemented Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes the principles for recognizing revenue when control of goods or services is transferred to the customer. In line with this guidance, revenue is recognized when the following conditions are satisfied:

1. Contractual Agreement: The Company enters into arrangements with customers that define the terms of the sale of health supplement products and/or the provision of packaging and labeling services, including pricing and payment terms. These arrangements create enforceable rights and obligations between the Company and the customer.

2. Identify the Performance Obligations: Each contract includes specific performance obligations, which are the distinct goods or services that the Company is required to deliver. These obligations may include the sale of health supplement products and/or the provision of packaging and labeling services, depending on the customer's requirements.

3. Determination of Transaction Price: The transaction price is the amount the Company expects to receive in exchange for fulfilling its performance obligations under the contract. This price is typically fixed and is stipulated in the agreement with the customer.

4. Allocate the Transaction Price to the Performance Obligations: When a contract contains multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the relative standalone selling prices of each distinct good or service.

5. Recognize Revenue as Performance Obligations are Satisfied: Revenue is recognized when control of the promised goods or services is transferred to the customer.

1. Sale of Dietary Supplement Products: Revenue is recognized at a point in time when control of the products is transferred to the customer, which generally occurs upon delivery of the products and acceptance by the customer.

2. Packaging and Labeling Services: Revenue is recognized over time as the packaging and labeling services are completed and control of the finished goods is transferred to the customer, which generally occurs upon completion of the services and delivery of the products.

Earnings Per Share

The Company reports earnings per share in accordance with ASC Topic 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F7 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC Topic 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date. The Company also adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions.

Foreign Currencies Translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

 The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary maintains its books and record in Malaysia Ringgits (“MYR”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income. Accordingly, the Company's other comprehensive income (loss) consists solely of foreign currency translation adjustments for the periods presented.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	As of December 31, 2025	As of December 31, 2024

Year-end MYR : US$1 exchange rate	4.06	4.47
Year-average MYR : US$1 exchange rate	4.28	4.57

Measurement of Credit Losses on Financial Instruments

The Company adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred loss methodology with an expected credit loss methodology known as the Current Expected Credit Loss (CECL) model. This new standard requires entities to estimate credit losses over the life of a financial asset based on historical experience, current conditions, and reasonable forecasts.

The adoption of the CECL model applies to the Company’s portfolio of trade receivables and other financial assets, and resulted in changes to the methodology for determining the allowance for credit losses. Under the CECL model, the Company recognizes an allowance for credit losses at the inception of a financial asset and adjusts it over the life of the asset based on updated expectations of credit losses.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurements and Disclosures” (ASC Topic 820), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Segment Reporting

The Company follows the guidance of ASC 280, “Segment Reporting”, which establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. For the year ended December 31, 2025, the Company has one reportable segment based on business unit, trading of products, and one reportable segment based on region. The Company also adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

Recently Issued Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) Disaggregation of Income Statement Expenses. The guidance in ASU 2024-03 requires public business entities to disclose in the notes to the financial statements, among other things, specific information about certain costs and expenses including purchases of inventory; employee compensation; and depreciation, amortization and depletion expenses for each caption on the income statement where such expenses are included. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the financial statements. The Company is currently evaluating the provisions of this guidance and assessing the potential impact on the Company’s financial statement disclosures.

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for measuring expected credit losses on current trade receivables and contract assets by assuming that current conditions remain unchanged over the life of the asset, and for non-public business entities, an accounting policy election to consider subsequent cash collections. The amendments are effective for annual and interim periods beginning after December 15, 2025, with early adoption permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F8 -

3. CASH AND CASH EQUIVALENTS

As of December 31, 2025 and 2024, the Company has cash and cash of equivalents which comprises of $41,041 and $37,304 bank balances respectively which are readily available and non-restricted cash flow.

4. ACCRUED EXPENSES AND OTHER PAYABLES

As of December 31, 2025 and 2024, accrued expenses and other payables consist of following:

	As of December 31, 2025	As of December 31, 2024
Accrued expenses	$689	$603
Other payables	991	-
Total accrued expenses and other payables	$1,680	$603

As of December 31, 2025 and 2024, the Company has accrued expenses of $689 and $603, respectively, and other payables of $991 and $0, respectively. These balances primarily consisted of outstanding audit fees, tax agent fees and secretarial fees.

5. ACCOUNT PAYABLE

As of December 31, 2025 and 2024, the Company has account payable of $8,048 and $0 respectively, which represented amounts due to a supplier.

6. SHAREHOLDERS’ EQUITY

As of December 31, 2025 and 2024, there are 60,000 ordinary shares issued and outstanding. The shares are presented on a retroactive basis to reflect the reorganization.

7. INCOME TAX

The (loss)/income from operation before income tax of the Company for the year ended December 31, 2025 and 2024 were comprised of the following:

	For the years ended December 31,
	2025	2024
Tax jurisdictions from:
- Local	$-	$-
- Foreign, representing:
Malaysia	(8,553)	28,531
(Loss)/income before income taxes	$(8,553)	$28,531

Effective and Statutory Rate Reconciliation

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates.

The following table summarizes a reconciliation of the Company’s income taxes expenses:

	For the years ended December 31,
	2025		2024
	Amount	Percentage	Amount	Percentage
Computed expected expenses and federal income tax rate	$(1,796)	(21)%	$5,991	21%
Effect of foreign tax rate difference	(257)	(3)%	856	3%
Changes in valuation allowances	2,053	24%	-	-%
Others	-	-%	(6,847)	(24)%
Total income tax expense and effective tax rate	$-	-%	$-	-%

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2025 and 2024:

	As of December 31, 2025	As of December 31, 2024
Deferred tax assets:

Net operating losses carry forwards
- Malaysia	$-	$-

Total deferred tax assets	$-	$-
Less: valuation allowance	-	-
Deferred tax assets, net of valuation allowance	$-	$-

Malaysia

Under the Malaysian tax regulatory system, companies incorporated or operating in Malaysia that are wholly or partially owned by foreign entities are generally subject to the standard corporate income tax rate of 24% on their chargeable income, unless they qualify for preferential tax treatment under specific incentives or thresholds. As the Company holds and controls subsidiaries incorporated and operating in Malaysia, these subsidiaries are subject to Malaysian corporate tax laws and are taxed at the prevailing corporate tax rate of 24% on their assessable income for the relevant year of assessment.

As of December 31, 2025, the Company’s management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. As the Company incurred a net loss for the year, and in light of ongoing economic uncertainties, management has determined that it is appropriate to maintain a full valuation allowance against its deferred tax assets. The Company will continue to evaluate its valuation allowance policy and will consider adjustments only upon demonstrating sustained profitability over consecutive reporting periods.

8. CONCENTRATION OF RISK

Customer Concentration

For the year ended December 31, 2025 and 2024, there were three customers respectively who accounted for more than 10% of the Company’s revenues. The customers who accounted for more than 10% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	For the year ended December 31, 2025	For the year ended December 31, 2024	For the year ended December 31, 2025	For the year ended December 31, 2024	For the year ended December 31, 2025	For the year ended December 31, 2024
Major Customers	Revenues		Percentage of revenues		Accounts receivable, trade
Customer A	$10,798	$48,714	48%	54%	$12,817	$37,611
Customer B	3,742	20,988	17%	23%	3,950	3,580
Customer C	7,989	20,266	35%	23%	8,432	3,960
Total	$22,529	$89,968	100%	100%	$25,199	$45,151

Vendor Concentration

For the year ended December 31, 2025 and 2024, there were two and two vendors respectively who accounted for more than 10% of the Company’s cost of revenue. The vendors who accounted for more than 10% of the Company’s cost of revenue and its outstanding payable balance at period-end is presented below:

	For the year ended December 31, 2025	For the year ended December 31, 2024	For the year ended December 31, 2025	For the year ended December 31, 2024	For the year ended December 31, 2025	For the year ended December 31, 2024
Major Vendors	Cost of revenue		Percentage of Cost of revenue		Accounts payable, trade
Vendor A	$7,043	$29,010	48%	79%	$8,048	$-
Vendor B	-	7,552	-%	20%	-	-
Vendor C	7,624	-	52%	-%	-	-
Total	$14,667	$36,562	100%	99%	$8,048	$-

9. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has a single reportable segment based on business activities, which is the trading of products for the year ended December 31, 2025. For the year ended December 31, 2024, the Company had two reportable segments based on business activities, consisting of trading of products and relabeling services. The Company operates in a single geographic segment, Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the year ended and As of December 31, 2025
By Business Unit	Trading of products	Total
Revenue	$22,529	$22,529

Cost of revenue	(14,667)	(14,667)
General and administrative expenses	(16,415)	(16,415)

Loss from operations	(8,553)	(8,553)

Total assets	$66,240	$66,240
Capital expenditure	$-	$-

	For the year Ended and As of December 31, 2024
By Business Unit	Trading of products	Relabeling Services	Total
Revenue	$48,714	$41,254	$89,968

Cost of revenue	(19,813)	(16,778)	(36,591)
General and administrative expenses	(13,453)	(11,393)	(24,846)

Gain from operations	15,448	13,083	28,531

Total assets	$37,304	$-	$37,304
Capital expenditure	$-	$-	$-

	For the year ended and As of December 31, 2025
By Country	Malaysia	Total
Revenue	$22,529	$22,529

Cost of revenue	(14,667)	(14,667)
General and administrative expenses	(16,415)	(16,415)

Loss from operations	(8,553)	(8,553)

Total assets	$66,240	$66,240
Capital expenditure	$-	$-

	For the year ended and As of December 31, 2024
By Country	Malaysia	Total
Revenue	$89,968	$89,968

Cost of revenue	(36,591)	(36,591)
General and administrative expenses	(24,846)	(24,846)

Gain from operations	28,531	28,531

Total assets	$37,304	$37,304
Capital expenditure	$-	$-

10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2025 up through the date the Company issued the financial statements. During this period, there was no subsequent event that required recognition or disclosure.

- F9 -

Page
Financial Statements
CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2026 (UNAUDITED) AND DECEMBER 31, 2025 (AUDITED)	F11
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)	F12
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)	F13
CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)	F14
NOTES TO THE FINANCIAL STATEMENTS	F15 – F18

- F10 -

RZ WELLNESS LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2026 (UNAUDITED) AND DECEMBER 31, 2025 (AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31, 2026	As of December 31, 2025
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,763	$41,041
Account receivables	49,967	25,199
Prepayments	447	-
TOTAL CURRENT ASSETS	63,177	66,240

TOTAL ASSETS	$63,177	$66,240

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses and other payables	21,770	1,680
Account payable	19,282	8,048
Amount due to a director	783	-
Dividend payable	-	24,655
TOTAL CURRENT LIABILITIES	41,835	34,383

TOTAL LIABILITIES	$41,835	$34,383

SHAREHOLDERS’ EQUITY
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 60,000 as of March 31, 2026 and 60,000 as of December 31, 2025 respectively	$6	$6
Subscription receivables	(6)	(6)
Accumulated other comprehensive income	7,288	7,429
Retained earning	14,054	24,428
TOTAL SHAREHOLDERS’ EQUITY	$21,342	$31,857
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$63,177	$66,240

See accompanying notes to consolidated financial statements.

- F11 -

RZ WELLNESS LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended March 31, 2026	For the three months ended March 31, 2025
	(Unaudited)	(Unaudited)
REVENUE	$30,310	$-

COST OF REVENUE	(19,701)	-

GROSS PROFIT	$10,609	$-

GENERAL AND ADMINISTRATIVE EXPENSES	(20,983)	(8,582)

LOSS FROM OPERATION BEFORE INCOME TAX	$(10,374)	$(8,582)

INCOME TAX EXPENSES	-	-

NET LOSS	$(10,374)	$(8,582)

OTHER COMPREHENSIVE INCOME/(LOSS)
FOREIGN CURRENCY TRANSLATION INCOME/(LOSS)	141	(426)

TOTAL COMPREHENSIVE LOSS	$(10,233)	$(9,008)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.19)	(0.15)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	60,000	60,000

See accompanying notes to consolidated financial statements.

- F12 -

RZ WELLNESS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL	SUBSCRIPTION RECEIVABLE	ACCUMULATED OTHER COMPREHENSIVE LOSS	RETAINED EARNING	TOTAL STOCKHOLDERS’ EQUITY
Balance as of December 31, 2025	60,000	$6	$(6)	$-	$7,429	$24,428	$31,857
Issuance of share	-	-	6	(6)	-	-
Net income for the period	-	-	-	-	-	(10,374)	(10,374)
Foreign currency translation	-	-	-	-	(141)	-	(141)
Balance as of March 31, 2026	60,000	$6	$-	$(6)	$7,288	$14,054	$21,342

	Common Stock		Additional	Accumulated Other		Total
	Number of Shares	Amount	Paid-in Capital	Comprehensive Loss	Retained Earning	Stockholders’ Equity
Balance as of December 31, 2024	60,000	$6	$(6)	$1,842	$57,636	$59,478
Net income for the period	-	-	-	-	(8,582)	(8,582)
Foreign currency translation	-	-	-	426	-	426
Balance as of March 31, 2025	60,000	$6	$(6)	$2,268	$49,054	$51,322

See accompanying notes to consolidated financial statements.

- F13 -

RZ WELLNESS LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended March 31, 2026	For the three months ended March 31, 2025
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,374)	$(8,582)

Changes in operating assets and liabilities:
Account receivables	(25,250)	41,778
Account payable	11,461	-
Accrued liabilities and other payables	20,098	4,965
Prepayments	(457)	-

Net cash (used in)/provided by operating activities	$(4,522)	$38,161

CASH FLOWS FROM FINANCING ACTIVITIES:
Amount due from director	$783	$-
Dividend paid	(25,246)	-

Net cash used in financing activities	$(24,463)	$-

Effect of exchange rate changes on cash and cash equivalents	$707	$308

Net (decrease)/increase in cash and cash equivalents	$(28,278)	$15,972
Cash and cash equivalents, beginning of period	41,041	37,304

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,763	$53,276

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

- F14 -

RZ WELLNESS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025 (UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

RZ Wellness Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on January 13, 2026.

The Company operates through its wholly owned subsidiary, RZ Wellness Sdn. Bhd., in Malaysia. The Company currently does not rebrand products under its own “RZ” name or logo. The Company’s current operations are limited to the sale of dietary supplement products sourced from third-party manufacturers. However, the Company may, in the future, rebrand and sell products under its own brand, subject to applicable regulatory requirements and compliance obligations. The Company also assists third-party clients with packaging and labeling solutions through relationships with third-party service providers in Malaysia.

The Company purchases dietary supplement products for resale from multiple third-party suppliers and manufacturers in Malaysia. Certain products are purchased on a purchase order or as-needed basis without long-term supply agreements. As a result, the Company may source products from different suppliers depending on customer demand, product availability, pricing, and operational considerations.

On January 13, 2026, Nicole Chia Tzu Hsuan was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On March 4, 2026, the Company acquired 100% of the issued and outstanding shares of RZ Wellness Sdn. Bhd., a company incorporated in Malaysia, from Ms. Sally Ng Sook Min, for total consideration of $1.00. RZ Wellness Sdn. Bhd. become the wholly owned subsidiary of the Company.

The Company’s executive office is located at D109, Level 1, Block D. Kelana Square, Jalan SS7/26, 47301 Petaling Jaya, Selangor, Malaysia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company for the year ended March 31, 2026 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted December 31 as its fiscal year end.

The consolidated financial statements for the period ended March 31, 2026 have been prepared on a consolidated basis to reflect the financial position and results of operations of the Company and its subsidiaries under common control prior to the completion of the reorganization into a single holding company on March 16, 2026. The consolidated financial statements include the accounts of entities under common control and present the historical results as if the entities had been consolidated for all periods presented.

The reporting currency of the Company is United States Dollars (“US$”), which is also the functional currency of the Company.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Revenue Recognition

The Company generates revenue primarily from the sale of health supplement products and the provision of packaging and labeling services. In accordance with Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), revenue is recognized when the customer obtains control of the promised services and in an amount that reflects the consideration the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) Identification of the promised goods and services in the contract;

(ii) Determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) Measurement of the transaction price, including the constraint on variable consideration;

(iv) Allocation of the transaction price to the performance obligations; and

(v) Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company generates revenue primarily from the sale of dietary supplement products and the provision of packaging and labeling services. The Company has implemented Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes the principles for recognizing revenue when control of goods or services is transferred to the customer. In line with this guidance, revenue is recognized when the following conditions are satisfied:

1. Contractual Agreement: The Company enters into arrangements with customers that define the terms of the sale of health supplement products and/or the provision of packaging and labeling services, including pricing and payment terms. These arrangements create enforceable rights and obligations between the Company and the customer.

2. Identify the Performance Obligations: Each contract includes specific performance obligations, which are the distinct goods or services that the Company is required to deliver. These obligations may include the sale of health supplement products and/or the provision of packaging and labeling services, depending on the customer's requirements.

3. Determination of Transaction Price: The transaction price is the amount the Company expects to receive in exchange for fulfilling its performance obligations under the contract. This price is typically fixed and is stipulated in the agreement with the customer.

4. Allocate the Transaction Price to the Performance Obligations: When a contract contains multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the relative standalone selling prices of each distinct good or service.

5. Recognize Revenue as Performance Obligations are Satisfied: Revenue is recognized when control of the promised goods or services is transferred to the customer.

1. Sale of Dietary Supplement Products: Revenue is recognized at a point in time when control of the products is transferred to the customer, which generally occurs upon delivery of the products and acceptance by the customer.

2. Packaging and Labeling Services: Revenue is recognized over time as the packaging and labeling services are completed and control of the finished goods is transferred to the customer, which generally occurs upon completion of the services and delivery of the products.

Earnings Per Share

The Company reports earnings per share in accordance with ASC Topic 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F15 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC Topic 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date. The Company also adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions.

Foreign Currencies Translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary maintains its books and record in Malaysia Ringgits (“MYR”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income. Accordingly, the Company's other comprehensive income (loss) consists solely of foreign currency translation adjustments for the periods presented.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	As of March 31, 2026	As of March 31, 2025

Period-end MYR : US$1 exchange rate	4.05	4.44
Period-average MYR : US$1 exchange rate	3.96	4.45

Measurement of Credit Losses on Financial Instruments

The Company adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred loss methodology with an expected credit loss methodology known as the Current Expected Credit Loss (CECL) model. This new standard requires entities to estimate credit losses over the life of a financial asset based on historical experience, current conditions, and reasonable forecasts.

The adoption of the CECL model applies to the Company’s portfolio of trade receivables and other financial assets, and resulted in changes to the methodology for determining the allowance for credit losses. Under the CECL model, the Company recognizes an allowance for credit losses at the inception of a financial asset and adjusts it over the life of the asset based on updated expectations of credit losses.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurements and Disclosures” (ASC Topic 820), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Segment Reporting

The Company follows the guidance of ASC 280, “Segment Reporting”, which establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. For the year ended April 30, 2025, the Company has one reportable segment based on business unit, business administration services, and one reportable segment based on region. The Company also adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

Recently Issued Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) Disaggregation of Income Statement Expenses. The guidance in ASU 2024-03 requires public business entities to disclose in the notes to the financial statements, among other things, specific information about certain costs and expenses including purchases of inventory; employee compensation; and depreciation, amortization and depletion expenses for each caption on the income statement where such expenses are included. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the financial statements. The Company is currently evaluating the provisions of this guidance and assessing the potential impact on the Company’s financial statement disclosures.

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for measuring expected credit losses on current trade receivables and contract assets by assuming that current conditions remain unchanged over the life of the asset, and for non-public business entities, an accounting policy election to consider subsequent cash collections. The amendments are effective for annual and interim periods beginning after December 15, 2025, with early adoption permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F16 -

3. CASH AND CASH EQUIVALENTS

As of March 31, 2026 and December 31, 2025, the Company has cash and cash of equivalents which comprises of $12,763 and $41,041 bank balances respectively which are readily available and non-restricted cash flow.

4. PREPAYMENTS

As of March 31, 2026 and December 31, 2025, the Company has prepaid expenses of $447 and $0 respectively represent the payment made to virtual office rental fee and secretarial fees.

5. ACCRUED EXPENSES AND OTHER PAYABLES

As of March 31, 2026 and 2025, accrued expenses and other payables consist of following:

	As of March 31, 2026	As of December 31, 2025
Accrued expenses	$20,191	$689
Other payables	1,579	991
Total accrued expenses and other payables	$21,770	$1,680

As of March 31, 2026 and December 31, 2025, the Company has accrued expenses of $20,191 and $689, respectively, and other payables of $1,579 and $991, respectively. These balances primarily consisted of outstanding audit fees, tax agent fees, secretarial fees and virtual office rental fee.

6. ACCOUNT PAYABLE

As of March 31, 2026 and December 31, 2025, the Company has account payable of $19,282 and $8,048 respectively, which represented amounts due to a supplier.

7. AMOUNT DUE TO A DIRECTOR

As of March 31, 2026 and December 31, 2025, the sole director of the Company advanced $783 and $0 respectively to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Ms. Nicole, has not been compensated for the services.

8. SHAREHOLDERS’ EQUITY

The Company has 75,000,000 shares of commons stock authorized.

On January 13, 2026, upon the incorporation of the Company, the Company issued 10,000 and 50,000 shares of restricted common stock to Ms. Nicole Chia Tzu Hsuan and Sally Ng Sook Min, respectively, at a price of $0.0001 per share, for aggregate consideration of $1 and $5, respectively.

As of March 31, 2026, the Company has 60,000 shares of common stock issued and outstanding.

9. INCOME TAX

The loss from operation before income tax of the Company for the three months ended March 31, 2025 and 2024 were comprised of the following:

	For the three months ended March 31,
	2026	2025
Tax jurisdictions from:
- Local	$20,283	$-
- Foreign, representing:
Malaysia	(9,909)	(8,582)
Loss before income taxes	$(10,374)	$(8,582)

Effective and Statutory Rate Reconciliation

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates.

The following table summarizes a reconciliation of the Company’s income taxes expenses:

	For the three months ended March 31,
	2026		2025
	Amount	Percentage	Amount	Percentage
Computed expected expenses and federal income tax rate	$(2,178)	21%	$(1,802)	(21)%
Effect of foreign tax rate difference	297	3%	(257)	(3)%
Changes in valuation allowances	4,259	2%	2,060	24%
Others	(2,378)	(26)%	-	-%
Total income tax expense and effective tax rate	$-	-%	$-	-%

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of March 31, 2026 and 2025:

	As of December 31, 2025	As of December 31, 2024
Deferred tax assets:

Net operating losses carry forwards
- United States of America	$4,259	$-
- Malaysia	-

Total deferred tax assets	$4,259	$-
Less: valuation allowance	(4,259)	-
Deferred tax assets, net of valuation allowance	$-	$-

Malaysia

Under the Malaysian tax regulatory system, companies incorporated or operating in Malaysia that are wholly or partially owned by foreign entities are generally subject to the standard corporate income tax rate of 24% on their chargeable income, unless they qualify for preferential tax treatment under specific incentives or thresholds. As the Company holds and controls subsidiaries incorporated and operating in Malaysia, these subsidiaries are subject to Malaysian corporate tax laws and are taxed at the prevailing corporate tax rate of 24% on their assessable income for the relevant year of assessment.

As of March 31, 2026, the Company’s management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. As the Company incurred a net loss for the year, and in light of ongoing economic uncertainties, management has determined that it is appropriate to maintain a full valuation allowance against its deferred tax assets. The Company will continue to evaluate its valuation allowance policy and will consider adjustments only upon demonstrating sustained profitability over consecutive reporting periods.

- F17 -

10. CONCENTRATION OF RISK

Customer Concentration

For the three months ended March 31, 2026 and 2025, there were two and none customers respectively who accounted for more than 10% of the Company’s revenues. The customers who accounted for more than 10% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	For the three months ended March 31, 2026	For the three months ended March 31, 2025	For the three months ended March 31, 2026	For the three months ended March 31, 2025	For the three months ended March 31, 2026	For the three months ended March 31, 2025
Major Customers	Revenues		Percentage of revenues		Accounts receivable, trade
Customer B	$11,360	$-	37%	-%	$15,077	$-
Customer C	18,950	-	63%	-%	26,996	-
Total	$30,310	$-	100%	-%	$42,073	$-

Vendor Concentration

For the year ended March 31, 2026 and 2025, there were one and none vendor respectively who accounted for more than 10% of the Company’s cost of revenue. The vendors who accounted for more than 10% of the Company’s cost of revenue and its outstanding payable balance at period-end is presented below:

	For the three months ended March 31, 2026	For the three months ended March 31, 2025	For the three months ended March 31, 2026	For the three months ended March 31, 2025	For the three months ended March 31, 2026	For the three months ended March 31, 2025
Major Vendors	Cost of revenue		Percentage of Cost of revenue		Accounts payable, trade
Vendor C	19,701	-	100%	-%	19,282	-
Total	$19,701	$-	100%	-%	$19,282	$-

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, trading of products business and single reportable segment based on country, Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the three months ended and As of March 31, 2026
By Business Unit	Trading of products	Total
Revenue	$30,310	$30,310

Cost of revenue	(19,701)	(19,701)
General and administrative expenses	(20,983)	(20,983)

Loss from operations	(10,374)	(10,374)

Total assets	$63,177	$63,177
Capital expenditure	$-	$-

	For the three months ended and As of March 31, 2025
By Business Unit	Trading of products	Total
Revenue	$-	$-

Cost of revenue	-	-
General and administrative expenses	(8,582)	(8,582)

Loss from operations	(8,582)	(8,582)

Total assets	$56,903	$56,903
Capital expenditure	$-	$-

	For the three months ended and As of March 31, 2026
By Country	Malaysia	Total
Revenue	$30,310	$30,310

Cost of revenue	(19,701)	(19,701)
General and administrative expenses	(20,983)	(20,983)

Loss from operations	(10,374)	(10,374)

Total assets	$63,177	$63,177
Capital expenditure	$-	$-

	For the three months ended and As of March 31, 2025
By Country	Malaysia	Total
Revenue	$-	$-

Cost of revenue	-	-
General and administrative expenses	(8,582)	(8,582)

Loss from operations	(8,582)	(8,582)

Total assets	$56,903	$56,903
Capital expenditure	$-	$-

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2026 up through the date the Company issued the financial statements.

On April 6, 2026, the Company entered into a Share Purchase Agreement with its director, Ms. Nicole Chia Tzu Hsuan, pursuant to which Ms. Nicole subscribed for 4,140,000 shares of the Company’s common stock at a par value of $0.0001 per share, for an aggregate subscription amount of $414.

Other than the foregoing, there were no subsequent events that required recognition or disclosure in the accompanying financial statements.

- F18 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$22.79
Auditor Fees and Expenses	$19,500
Consulting Fees and Related Expenses	$20,000
Transfer Agent Fees	$1,500
TOTAL	$41,022.79

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted under the laws of the State of Nevada against liabilities and expenses incurred in connection with their service to the Company. Our bylaws further provide that expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Company in advance of the final disposition of such matter, subject to receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.

Our bylaws also permit the Company to maintain insurance on behalf of any director or officer against liabilities asserted against such person in such capacity, whether or not the Company would have the power to indemnify such person under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On January 13, 2026, the Company issued 10,000 and 50,000 shares of restricted common stock to Nicole Chia Tzu Hsuan, the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director, and Sally Ng Sook Min, the former officer, director, and controlling shareholder of RZ Wellness Sdn. Bhd., respectively, at a price of $0.0001 per share, for aggregate consideration of $1 and $5, respectively.

The foregoing issuances were conducted pursuant to Regulation S under the Securities Act of 1933, as amended (“Regulation S”). The sale of the shares was made only to non-U.S. persons, as defined under Rule 902(k)(2)(i) of Regulation S, in offshore transactions, and no directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On April 6, 2026, the Company issued 4,140,000 shares of restricted common stock to Nicole Chia Tzu Hsuan, the Company’s sole officer and director, at a price of $0.0001 per share, for total consideration of $414. This issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The proceeds from the foregoing issuances were used by the Company for working capital.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)
107	Filing Fee Table (2)

____________________

(1)	Filed herewith.
(2)	Previously filed as an Exhibit to the Company’s Form S-1 filed July 20, 2026, and incorporated by reference.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia, on August 26, 2026.

RZ Wellness Limited

By: /s/ Nicole Chia Tzu Hsuan
Name: Nicole Chia Tzu Hsuan
Title: Chief Executive Officer, Chief Financial Officer, Director Date: August 26, 2026

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Nicole Chia Tzu Hsuan Signature: /s/ Nicole Chia Tzu HsuanTitle: Chief Executive Officer, (Principal Executive Officer)

Date: August 26, 2026

Name: Nicole Chia Tzu Hsuan Signature: /s/ Nicole Chia Tzu HsuanTitle: Chief Financial Officer, (Principal Financial Officer)

Date: August 26, 2026

Name: Nicole Chia Tzu Hsuan Signature: /s/ Nicole Chia Tzu HsuanTitle: President, Secretary, Treasurer, Director

Date: August 26, 2026